-------------------------------------------------------









                          Technology Services Agreement

                                     between

                             Dun & Bradstreet, Inc.

                                       and

                          Computer Sciences Corporation





















                                  June 27, 2002

                        -------------------------------------------------------


                                Table of Contents


1.       Background and Objectives................................................................................1
   1.1     Background and Objectives..............................................................................1
   1.2     Construction...........................................................................................2
2.       Definitions..............................................................................................3
   2.1     Certain Definitions....................................................................................3
   2.2     Inclusion of Affiliates in Definition of D&B and CSC..................................................11
   2.3     Other Defined Terms...................................................................................11
3.       Services................................................................................................12
   3.1     General...............................................................................................12
   3.2     Implied Services......................................................................................12
   3.3     Services Evolution....................................................................................12
   3.4     Services Variable in Scope and Volume.................................................................13
   3.5     Post-Effective Date Adjustments.......................................................................13
   3.6     Services Performed by D&B or Third Parties............................................................13
   3.7     Overview of Services..................................................................................14
   3.8     Enhancement Activities................................................................................15
   3.9     Permitted Users of the Services.......................................................................15
   3.10       Former Affiliates..................................................................................15
   3.11       Projects...........................................................................................16
4.       Term of Agreement.......................................................................................16
   4.1     Term..................................................................................................16
   4.2     Extension of Term.....................................................................................16
5.       Personnel...............................................................................................16
   5.1     Key CSC Positions.....................................................................................16
   5.2     Transitioned Personnel................................................................................17
   5.3     Qualifications, Retention and Removal of CSC Personnel................................................18
6.       Responsibility for Resources............................................................................19
   6.1     Generally.............................................................................................19
   6.2     Acquired Assets.......................................................................................19
   6.3     Financial Responsibility for Equipment................................................................20
   6.4     Equipment Access and Operational and Administrative Responsibility....................................22
   6.5     Financial Responsibility for Software.................................................................23
   6.6     Third-Party Service Contracts.........................................................................25
   6.7     Required Consents.....................................................................................25
   6.8     Straddle Agreements...................................................................................25
   6.9     Allocation of Balloon, Roll-Over and Similar Payments.................................................25
   6.10       Equipment Purchased or Leased by D&B between the Effective Date and the Commencement Date..........26
7.       Software and Proprietary Rights.........................................................................26
   7.1     D&B Software..........................................................................................26
   7.2     CSC Software..........................................................................................27
   7.3     Third-Party Software..................................................................................28
   7.4     Rights in Newly Developed Software and Other Materials................................................29
   7.5     Residual Knowledge....................................................................................31
   7.6     Export................................................................................................31
8.       Facilities..............................................................................................31
   8.1     D&B Obligations.......................................................................................31
   8.2     CSC Obligations within D&B Facilities.................................................................32
   8.3     D&B Use of CSC Facilities.............................................................................33
9.       Performance Standards/Service Levels....................................................................33
   9.1     General...............................................................................................33
   9.2     Failure to Perform....................................................................................33
   9.3     Critical Service Levels and Service Level Credits.....................................................34
   9.4     Priority of Recovery Following Interruption of Services...............................................34
   9.5     User Satisfaction.....................................................................................34
   9.6     Periodic Reviews......................................................................................34
   9.7     Measurement and Reporting.............................................................................35
10.      Project and Contract Management.........................................................................35
   10.1       Steering Committee.................................................................................35
   10.2       Reports............................................................................................35
   10.3       Meetings...........................................................................................36
   10.4       Procedures Manual..................................................................................37
   10.5       Change Control.....................................................................................37
   10.6       Subcontracting.....................................................................................39
   10.7       Technology Planning and Budgeting..................................................................40
   10.8       Technology Plan Timing and Update..................................................................41
   10.9       Quality Assurance and Improvement Programs.........................................................41
   10.10      Coordination of Additional Marketing to D&B........................................................41
   10.11      Local Enabling Agreements..........................................................................41
   10.12      Releases Void......................................................................................42
11.      Audits, Record Retention................................................................................42
   11.1       Audit Rights.......................................................................................42
   11.2       CSC Audits.........................................................................................44
   11.3       Audit Follow-up....................................................................................44
   11.4       Records Retention..................................................................................44
   11.5       Discovery of Overcharge of D&B.....................................................................45
12.      D&B Responsibilities....................................................................................45
   12.1       Responsibilities...................................................................................45
   12.2       Savings Clause.....................................................................................45
13.      Charges.................................................................................................46
   13.1       General............................................................................................46
   13.2       Pass-Through Expenses..............................................................................46
   13.3       Incidental Expenses................................................................................47
   13.4       Taxes..............................................................................................47
   13.5       Extraordinary Events...............................................................................48
   13.6       New Services.......................................................................................49
   13.7       Benchmarks for Cost of Services....................................................................50
   13.8       Most Favored Customer..............................................................................52
14.      Invoicing and Payment...................................................................................52
   14.1       Invoicing..........................................................................................52
   14.2       Payment Due........................................................................................53
   14.3       Accountability.....................................................................................53
   14.4       Proration..........................................................................................53
   14.5       Prepaid Amounts....................................................................................54
   14.6       Refunds and Credits................................................................................54
   14.7       Deduction..........................................................................................54
   14.8       Disputed Charges...................................................................................54
15.      Safeguarding of Data; Confidentiality...................................................................55
   15.1       General............................................................................................55
   15.2       Safeguarding D&B Data..............................................................................55
   15.3       Confidential Information...........................................................................56
   15.4       Corporate Information Risk Controls................................................................59
16.      Representations and Warranties..........................................................................60
   16.1       Work Standards.....................................................................................60
   16.2       Maintenance........................................................................................60
   16.3       Efficiency and Cost Effectiveness..................................................................61
   16.4       Technology.........................................................................................61
   16.5       Non-Infringement...................................................................................61
   16.6       Authorization and Other Consents...................................................................61
   16.7       Inducements........................................................................................62
   16.8       Disabling Code.....................................................................................62
   16.9       Deliverables.......................................................................................63
   16.10      Disclaimer.........................................................................................63
17.      Insurance...............................................................................................63
   17.1       Insurance Coverages................................................................................63
   17.2       Insurance Provisions...............................................................................64
18.      Indemnities.............................................................................................65
   18.1       CSC Indemnities....................................................................................65
   18.2       D&B Indemnities....................................................................................66
   18.3       Additional Indemnities.............................................................................68
   18.4       Infringement.......................................................................................68
   18.5       Indemnification Procedures.........................................................................69
   18.6       Subrogation........................................................................................70
19.      Liability...............................................................................................70
   19.1       General Intent.....................................................................................70
   19.2       Liability Restrictions.............................................................................70
   19.3       Direct Damages.....................................................................................71
   19.4       Duty to Mitigate...................................................................................72
   19.5       Force Majeure......................................................................................72
20.      Dispute Resolution......................................................................................73
   20.1       Informal Dispute Resolution Process................................................................73
   20.2       Litigation.........................................................................................74
   20.3       Continued Performance..............................................................................75
   20.4       Governing Law......................................................................................75
21.      Termination.............................................................................................75
   21.1       Termination For Cause By D&B.......................................................................75
   21.2       Termination by CSC.................................................................................76
   21.3       Termination for Convenience by D&B.................................................................76
   21.4       Termination for Change of Control by D&B...........................................................76
   21.5       Termination Due To Force Majeure Event.............................................................77
   21.6       Termination Due To CSC's Insolvency and Related Events.............................................77
   21.7       Termination Due To Unwind..........................................................................77
   21.8       Extension of Termination Effective Date............................................................78
   21.9       Termination/Expiration Assistance..................................................................78
   21.10      Bid Assistance.....................................................................................80
   21.11      Equitable Remedies.................................................................................80
22.      Compliance with Laws....................................................................................80
   22.1       Compliance with Laws and Regulations Generally.....................................................80
   22.2       Equal Employment Opportunity.......................................................................81
   22.3       Occupational Safety And Health Act.................................................................81
   22.4       Gramm-Leach-Bliley Act and Similar Laws............................................................81
   22.5       Hazardous Products or Components...................................................................82
   22.6       Fair Labor Standards Act...........................................................................82
   22.7       Liens..............................................................................................82
23.      General.................................................................................................83
   23.1       Binding Nature and Assignment......................................................................83
   23.2       Mutually Negotiated................................................................................83
   23.3       Notices............................................................................................84
   23.4       Counterparts.......................................................................................85
   23.5       Headings...........................................................................................85
   23.6       Relationship of Parties............................................................................85
   23.7       Severability.......................................................................................85
   23.8       Consents and Approvals.............................................................................85
   23.9       Waiver of Default..................................................................................85
   23.10      Cumulative Remedies................................................................................86
   23.11      Survival...........................................................................................86
   23.12      Public Disclosures.................................................................................86
   23.13      Service Marks......................................................................................86
   23.14      Third Party Beneficiaries..........................................................................86
   23.15      Nonsolicitation of Employees.......................................................................86
   23.16      Covenant of Good Faith.............................................................................87
   23.17      Entire Agreement; Amendment........................................................................87

                                    Schedules


         Schedule A:                Services

         Schedule B:                Service Levels

         Schedule C:                Charges

         Schedule D:                Key CSC Positions

         Schedule E:                Transitioned Personnel

         Schedule F:                Third Party Service Contracts

         Schedule G:                Existing Equipment

         Schedule H:                Existing Software

         Schedule I:                Termination/Expiration Assistance

         Schedule J:                D&B Facilities

         Schedule K:                Transition Plan

         Schedule L:                Initial Enhancement Activities

         Schedule M:                Real Estate Purchase Addendum

         Schedule N:                Approved Subcontractors

         Schedule O:                Forms of Bills of Sale

         Schedule P:                D&B Competitors



The schedules and exhibits thereto have been omitted for purposes of this filing, but will be furnished supplementally to the Securities and Exchange Commission upon request.

         TECHNOLOGY SERVICES AGREEMENT (the Agreement ), made and effective as of June 27, 2002 (the Effective Date ), by and between Dun & Bradstreet, Inc. ( D&B ), a Delaware corporation with its principal place of business located at One Diamond Hill Road, Murray Hill, New Jersey 07974-1218, and Computer Sciences Corporation ( CSC ), a Nevada corporation with its principal place of business located at 2100 East Grand Avenue, El Segundo, California 90245.

1.       Background and Objectives

1.1      Background and Objectives.

         This Agreement is being made and entered into with reference to the following specific goals, background and objectives:

(a) D&B is the leading provider of business information for credit, marketing and purchasing decisions in principal countries of the world. Currently D&B manages and operates its own information technology environment.

(b) CSC is in the business of providing information technology (IT) services, including outsourcing, management consulting, network design, and systems integration. Its services include applications development, business process reengineering, Web and application hosting, and network operations outsourcing.

(c) D&B's aspiration is to be a growth company with a significant presence on the Web. To achieve that goal D&B has developed a blueprint for growth consisting of five strategic factors:

(i)      leverage the D&B brand;

(ii)     create financial flexibility;

(iii)    enhance the current business;

(iv)     become an important player in B2B eCommerce; and

(v)      build a winner culture.

(d) D&B's current and future business is dependent upon Information Technology solutions to deliver its products to D&B's customers. D&B desires to enter into an outsourcing arrangement which shall align with the foregoing strategic initiatives by:

(i) recognizing substantial and sustained cost savings over what it would have cost D&B to provide the Services for itself, both initially and on an on-going basis;

(ii) transferring ownership of IT facilities and equipment to monetize D&B assets and significantly reduce D&B administrative responsibilities;

(iii) delivering to D&B world class, evolving services, including through the provision of information technology skills, methods, practices and standards;

(iv) enabling D&B to focus on its core competencies and on those activities which provide it with a competitive advantage, recognizing that D&B's core business is dependent on D&B being able to deliver information and related services to its customers;

(v) establishing a flexible framework within which to quickly respond to evolving technologies, competitive conditions, and changing D&B business needs;

(vi) treating fairly and equitably D&B personnel being hired by CSC and also providing such personnel with meaningful jobs and a package of total compensation and benefits that is at least comparable to that received from D&B;

(vii) attaining transparency and variability of costs permitting D&B to fully understand CSC's charges and to implement a consumption-based expense structure where actual demand for the services drives actual cost;

(viii) identifying means to improve services and reduce costs to D&B and to enable D&B to improve and expand its information/database operations;

(ix) providing the uninterrupted transitioning of responsibility for performing the services from D&B and its contractors to CSC; and

(x) providing the uninterrupted transitioning of responsibility for performing the Services back to D&B or its designee(s) in connection with termination or expiration of this Agreement;

(e) The Parties desire to promote a flexible business relationship between them that allows for and encourages growth;

(f) The Parties desire to collaborate for the overall success of this Agreement for both Parties; and

(g) The Parties desire to provide an agreement and pricing structure that, as of the Effective Date, is intended to allow CSC to earn what it considers to be a reasonable profit commensurate in the IT outsourcing industry with a transaction of a similar size and complexity to this Agreement.

1.2      Construction.

         This list of background, goals, and objectives is not intended to expand the scope of the Parties' obligations under this Agreement, to alter pricing under this Agreement, or to alter the plain meaning of the terms and conditions of this Agreement. However, to the extent the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, those terms and conditions are to be interpreted and construed so as to give effect to this Agreement as a whole and this list of objectives.

2.       Definitions

2.1      Certain Definitions.

         As used in this Agreement:

(a)       Adjustment  shall have the meaning provided in Section 11.1(e).

(b)       Affected Employees  shall have the meaning provided in Section 5.2(a).

(c) Affiliate shall mean, with respect to any entity, any other entity Controlling, Controlled by, or under common Control with, such entity at the time in question. At D&B's option, (i) an entity shall be deemed to remain an Affiliate of D&B for twenty four (24) months after the date it ceases to be Controlled by D&B and (ii) the purchaser of all or substantially all the assets of any line of business of D&B or its Affiliates shall be deemed an Affiliate of D&B for twenty four (24) months after the date of purchase, but only with respect to the business acquired.

(d) Agreement shall mean this Agreement, including its Schedules, exhibits, and appendices, as the same may be amended by the Parties from time to time in accordance with Section 23.17.

(e) Applications Software or Applications shall mean those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform specific user related data processing in connection with the Services, including (i) database management software (other than IBM DB2 and Computer Associates IDMS Software) and (ii) development tools specific to a particular item of Applications Software that is provided by the licensor of such Applications Software.

(f) Approved Subcontractors shall mean those subcontractors of CSC: (i) approved by D&B prior to the Effective Date and identified in Schedule N; (ii) whose approval by D&B is not required in accordance with Section 10.6; and (iii) any other subcontractor(s) approved by D&B in accordance with Section 10.6, unless and until (in each case of (i), (ii), and (iii)) approval of such subcontractor is rescinded by D&B in accordance with Section 10.6).

(g) Baseline Project Amount shall have the meaning provided in Section Article 6 of Schedule C.

(h) Benchmarker shall have the meaning provided in Section 13.7(b).

(i) Berkeley Heights Property shall have the meaning provided in Schedule M.

(j) Best Practices shall have the meaning provided in Section 10.9.

(k) Business Day shall mean every day Monday through Friday other than those holidays (not to exceed fifteen (15) per calendar year) when D&B's corporate headquarters is not open for business. In this Agreement references to days that do not specifically refer to Business Days are references to calendar days and, unless otherwise provided, a period of more than seven (7) days that expires on a day other than a Business Day shall be automatically extended to the next following Business Day.

(l) Change Control Procedure shall have the meaning provided in Section 10.5(c).

(m) Charges shall have the meaning provided in Section 13.1.

(n) Commencement Date shall mean August 1, 2002.

(o) Commercially Reasonable Efforts shall mean taking such steps and performing in such a manner as a well managed business would undertake where such business was acting in a determined, prudent and reasonable manner to achieve a particular desired result for its own benefit.

(p) Confidential Information shall have the meaning provided in Section 15.3(a).

(q) Contract Year shall mean any twelve (12) month period commencing on the Commencement Date or any anniversary thereof.

(r) Control and its derivatives mean with regard to any entity the legal, beneficial or equitable ownership, directly or indirectly, of: (i) fifty percent (50%) or more of the capital stock (or other ownership interest, if not a stock corporation) of such entity ordinarily having voting rights; (ii)(A) twenty percent (20%) or more of the capital stock (or other ownership interest, if not a stock corporation) and (B) either (1) a greater percentage than any other juridical person or (2) management control by agreement; or (iii) with respect to an entity not domiciled in the United States, the greater of twenty percent (20%) of the capital stock (or other ownership interest, if not a stock corporation) and the maximum percentage allowed by local law for a United States corporation to directly or indirectly own.

(s) Critical Service Levels shall have the meaning provided in Section 9.3.

(t) CSC shall have the meaning provided in the preamble to this Agreement, subject to Section 2.2(b).

(u) CSC Personnel shall mean employees of CSC and its approved subcontractors assigned to perform the Services pursuant to this Agreement.

(v) CSC Project Executive shall have the meaning provided in Section 5.1(b).

(w) CSC Software shall mean the Software that is owned or exclusively distributed by CSC and that is used in provision of the Services or its Affiliates.

(x) D&B shall have the meaning provided in the preamble to this Agreement, subject to Section 2.2(a).

(y) D&B Competitor shall mean those entities and their Affiliates listed in Schedule P.

(z) D&B Confidential Information shall have the meaning provided in Section 15.3(a).

(aa) D&B Contract Executive shall have the meaning provided in Section 12.1(a).

(bb) D&B  Contractor  Agreements  shall  have the  meaning  provided  in Section
5.2(c).

(cc) D&B Contractor Personnel shall have the meaning provided in Section 1.1(a).

(dd) D&B Data shall mean all information, whether or not Confidential Information, entered in Software or Equipment by or on behalf of D&B and information derived from such information, including as stored in or processed through the Equipment or Software.

(ee) D&B Risk Control Requirements shall have the meaning provided in Section 15.4(a).

(ff)      D&B Software  shall mean Software owned by D&B or its Affiliates.

(gg)      Default Rate  shall have the meaning provided in Section 14.2.

(hh)      Dispute Date  shall have the meaning provided in Section 20.1(a).

(ii)      DM  shall have the meaning provided in Section 20.1(b).

(jj) Effective Date shall have the meaning provided in the preamble to this Agreement. (kk) End Users shall mean users of the Services.

(ll)      Enhancement Plan  shall have the meaning provided in Section 3.8.

(mm) Equipment shall mean the computer and telecommunications equipment (without regard to which entity owns or leases such equipment) used by CSC to provide the Services. Equipment includes the following: (i) computer equipment, including associated attachments, features, accessories, peripheral devices, front end devices, and other computer equipment, and (ii) telecommunications equipment, including private branch exchanges, multiplexors, modems, CSUs/DSUs, hubs, bridges, routers, switches and other telecommunications equipment.

(nn) Equipment Capital Costs shall have the meaning provided in Section 6.3.

(oo)  Equipment  Operational  Support  Costs shall have the meaning  provided in
Section 6.3.

(pp) Existing Equipment shall mean Equipment owned or leased by D&B or its Affiliates that exists on the Effective Date and was being utilized by D&B or its Affiliates immediately prior to the Effective Date in performing functions that form part of the Services. A list of Existing Equipment is attached as Schedule G. Schedule G shall be revised in accordance with Section 6.9 to include (or exclude) any Equipment that is acquired (or disposed of) by D&B during the period from the Effective Date until the Commencement Date.

(qq) Existing Leased Equipment shall mean Existing Equipment leased by D&B or its Affiliates (other than Former Affiliates) immediately prior to the Effective Date. A list of Existing Leased Equipment is attached as Exhibit G-1. Exhibit G-1 shall be revised in accordance with Section 6.9 to include (or exclude) any Equipment that is acquired (or disposed of) by D&B during the period from the Effective Date until the Commencement Date.

(rr) Existing Owned Equipment shall mean Existing Equipment owned by D&B or its Affiliates (other than Former Affiliates) immediately prior to the Effective Date. A list of Existing Owned Equipment is attached as Exhibit G-2. Exhibit G-2 shall be revised in accordance with Section 6.9 to include (or exclude) any Equipment that is acquired (or disposed of) by D&B during the period from the Effective Date until the Commencement Date.

(ss) Existing Third Party Systems Software shall mean Third Party Systems Software that exists on the Effective Date and was being utilized by D&B or its Affiliates immediately prior to the Effective Date in performing functions that form part of the Services. Existing Third Party Systems Software includes all Existing Third Party Systems Software listed identified in Schedule H, and any additional Existing Third Party Systems Software, subject to the application of
Section 3.5. Notwithstanding the foregoing, non-IBM Third Party Systems Software used by Former Affiliates shall not be considered Existing Third Party Systems Software.

(tt) Extraordinary Event shall have the meaning provided in Section 13.5(a).

(uu) Force Majeure Event shall have the meaning provided in Section 19.5(a).

(vv) Former Affiliate shall mean those companies which as of the Effective Date were previously Affiliates of D&B (or the purchasers of assets of D&B's businesses) with whom D&B has entered into agreements to provide on-going information technology services. Former affiliates are Moody's Investors Services, Inc., AC Nielsen Canada, Receivable Management Services Corporation, and Intrum Justicia, B.V.

(ww) Former Affiliate Services shall have the meaning provided in Article 10 of Schedule A.

(xx) IBM shall mean International Business Machines Corporation and its Affiliates.

(yy) Including and its derivatives (such as include and includes ) means including, without limitation. This term is as defined, whether or not capitalized in this Agreement.

(zz) Initial Enhancement Plan shall have the meaning provided in Section 3.8.

(aaa) Intellectual Property Rights shall have the meaning provided in Section 1.1(a).

(bbb) Interim Period shall have the meaning provided in Section 6.9.

(ccc)     Key CSC Positions  shall have the meaning provided in Section 5.1(a).

(ddd) Key D&B Contractor Personnel shall have the meaning provided in Section 1.1(a).

(eee) Key Transitioned Employees shall have the meaning provided in Section 5.2(b).

(fff) Local Enabling Agreement shall have the meaning provided in Section 10.11.

(ggg) Losses shall mean all losses, liabilities, damages and claims, payable to unaffiliated third parties and/or governmental or regulatory agencies, and all related third-party costs and expenses (including reasonable legal fees and disbursements and costs of investigation, litigation, settlement, judgment, interest and penalties).

(hhh) Monthly Performance Report shall have the meaning provided in Section 10.2(b).

(iii)     New Services  shall have the meaning provided in Section 13.6.

(jjj) Non-Software Materials shall have the meaning provided in Section 7.4(b).

(kkk) Notice of Election shall have the meaning provided in Section 18.5(a).

(lll) Out-of-Pocket Expenses shall mean reasonable, demonstrable and actual out-of-pocket expenses incurred by CSC for labor, equipment, materials, supplies or services provided to or for D&B or its Affiliates as identified in this Agreement or otherwise incurred in connection with performing the Services, but not including CSC's overhead costs (or allocations thereof), administrative expenses or other mark-ups. Where relevant in determining CSC's costs, CSC's incremental costs shall be used and all charges shall be net of any rebates, discounts, and allowances received by CSC. The time and materials rates set forth in Exhibit C-5 shall be used to calculate the portion of CSC's Out-of-Pocket Expenses attributable to labor performed by CSC Personnel.

(mmm) Party shall mean either D&B or CSC and Parties shall mean both D&B and CSC.

(nnn) Pass-Through Expenses shall have the meaning provided in Section 13.2(a).

(ooo) Performance Standards shall mean, individually and collectively, the quantitative and qualitative performance standards and commitments for the Services contained in this Agreement, including Service Levels.

(ppp)     Permitted Users  shall have the meaning provided in Section 3.9.

(qqq) Personally Identifiable Information shall mean any information that, alone or in combination with other information, relates to a specific, identifiable individual person. Personally Identifiable Information includes individual names, social security numbers, telephone numbers, home address, driver's license number, account number, email address, and vehicle registration number. Any information that can be associated with Personally Identifiable Information shall also be Personally Identifiable Information. For example, an individual's age alone is not Personally Identifiable Information, but if such age were capable of being associated with one or more specific identifiable individuals then such age would be deemed Personally Identifiable Information.

(rrr) Procedures Manual shall mean the standards and procedures manual described in Section 10.4.

(sss)     Project  shall have the meaning provided in Schedule C.

(ttt)     Project Plan  shall have the meaning provided in Schedule C.

(uuu) Required Consents shall mean such consents as may be required or desirable for the assignment to CSC, or the grant to CSC of rights of use, of resources otherwise provided for in this Agreement.

(vvv) Resource Baselines shall have the meaning given in Section 3.1(a) of Schedule C.

(www) Schedule shall mean any of the schedules attached to this Agreement as the same may be amended by the Parties from time to time in accordance with Section 23.17.

(xxx)     Security Plan  shall have the meaning provided in Section 15.2(b).

(yyy)     Services  shall have the meaning provided in Section 3.1.

(zzz)     Service Levels  shall have the meaning provided in Section 9.1.

(aaaa) Service Level Credits shall have the meaning provided in Section 9.3.

(bbbb)    Service Tower  shall have the meaning provided in Schedule C.

(cccc) Shared Subcontractors shall have the meaning provided in Section 10.6(b).

(dddd) Software shall (unless a more specific reference is provided) mean Applications Software and Systems Software.

(eeee) Software Capital Costs shall have the meaning provided in Section 6.5.

(ffff) Software Operational Support Costs shall have the meaning provided in
Section 6.5.

(gggg)    Steering Committee  shall have the meaning provided in Section 10.1.

(hhhh) Straddle Agreements shall mean Third Party Service Contracts, leases of Equipment, and licenses for Third Party Software existing on the Effective Date, including enterprise agreements, which relate both to the Services and to assets and activities retained by D&B and its Affiliates that do not form a part of the Services.

(iiii) Systems Software shall mean those programs and programming (including the supporting documentation, media, on-line help facilities and tutorials) that perform (i) tasks basic to the functioning of the Equipment and which are required to operate the Applications Software; or (ii) tasks, other than as performed by Applications Software, otherwise supporting the provision of the Services by CSC. Programs and programming supporting the Services that are not Applications Software shall be deemed to be Systems Software. Systems Software includes the software listed in Schedule H and any other mainframe and midrange operating systems, server operating systems, network operating systems, systems utilities (including measuring and monitoring tools), data security software, middleware, development tools (other than development tools specific to a particular item of Applications Software which is provided by the licensor of such Applications Software) telecommunications monitors, and IBM DB2 and CA IDMS database management Software.

(jjjj) Targeted Cost Increases shall have the meaning provided in Section
13.5(c).

(kkkk) Targeted Cost Reductions shall have the meaning provided in Section 13.5(c).

(llll) Targeted Resource Additions shall have the meaning provided in Section 13.5(c).

(mmmm) Targeted Resource Reductions shall have the meaning provided in Section 13.5(c).

(nnnn)    Technology Plan  shall have the meaning provided in Section 10.7.

(oooo)    Term  shall have the meaning specified in Section 4.1.

(pppp) Termination Charges shall mean those charges associated with D&B's termination for convenience pursuant to Section 21.3, termination for change of control pursuant to Section 21.4, termination in connection with a Force Majeure Event pursuant to Section 19.5, or termination in connection with a benchmarking pursuant to Section 13.7(e)(ii).

(qqqq)  Termination/Expiration  Assistance  shall have the  meaning  provided in
Section 21.9(a).

(rrrr) Third Party Service Contracts shall mean those agreements pursuant to which a third party was, immediately prior to the Effective Date, furnishing or providing services to D&B or its Affiliates similar to the Services, including D&B contracts for the services of non-employee personnel to provide services similar to the Service prior to the Effective Date. Third Party Service Contracts include all Third Party Service Contracts identified in Schedule F, and any additional Third Party Service Contracts, subject to the application of
Section 3.5. Notwithstanding the foregoing, Third Party Service Contracts do not include licenses, leases and other agreements under the Software and Proprietary Rights section of this Agreement.

(ssss) Third Party Applications Software shall mean Third Party Software that is Applications Software.

(tttt) Third Party Software shall mean Software that is not CSC Software or D&B Software.

(uuuu) Third Party Systems Software shall mean Third Party Software that is Systems Software.

(vvvv) Transitioned Employees shall have the meaning provided in Section 5.2(a).

(wwww) Use shall mean to use, copy, maintain, modify, enhance, or create derivative works.

2.2      Inclusion of Affiliates in Definition of D&B and CSC.

(a) References to D&B in this Agreement include Affiliates of D&B in accordance with the following: (i) a reference includes Affiliates of D&B where expressly so provided; (ii) except as expressly provided references to D&B in the following definitions include Affiliates and Former Affiliates of D&B: D&B Data, D&B Software, Existing Equipment, Existing Third Party Systems Software, Straddle Agreements and Third Party Service Contracts; (iii) references to sale, assignment, grant or the like by D&B means D&B shall perform the act for itself and cause Affiliates of D&B and Former Affiliates to perform the act for themselves; references to assets being in the name of D&B include Affiliates of D&B and Former Affiliates; and (iv) references to the business, operations, policies, procedures and the like of D&B include Affiliates of D&B and Former Affiliates to the extent such Affiliates and Former Affiliates are receiving the Services. Subject to the foregoing, references to D&B shall include Affiliates of D&B and Former Affiliates as D&B reasonably designates. In the event of a conflict between D&B policies and procedures and those of a Former Affiliate, CSC shall notify the D&B Project Executive of the conflict and the D&B Project Executive shall direct CSC as to which policies and procedures should be followed.

(b) References to CSC in this Agreement include Affiliates of CSC in accordance with the following: (i) a reference includes Affiliates of CSC where expressly so provided; and (ii) where Services are to be provided through an Affiliate of CSC, references to CSC include such Affiliate.

2.3      Other Defined Terms.

         Other terms used in this Agreement are defined where they are used and have the meanings there indicated. Those terms, acronyms, and phrases utilized in the information technology ( IT ) services industry or other pertinent business context which are not otherwise defined herein shall be interpreted in accordance with their generally understood meaning in such industry or business context.

3.       Services

3.1      General.

         Beginning on the Commencement Date, CSC shall provide the following services, functions and responsibilities, as they may evolve during the Term and as they may be supplemented, enhanced, modified or replaced ( Services ):

(a) The services, functions and responsibilities described in this Agreement and its Schedules;

(b) The information technology services (including print and fulfillment), functions and responsibilities that are reasonably related to the services, functions and responsibilities described in this Agreement, to the extent performed during the twelve (12) months preceding the Effective Date by D&B (and its Affiliates' (other than Former Affiliates')) personnel (including employees and contractors) identified in Schedule E to this Agreement who are (i) transitioned to CSC, or (ii) displaced or whose functions were displaced as a result of this Agreement, even if the service, function or responsibility so performed is not specifically described in this Agreement; and

(c) The services, functions and responsibilities that a reasonable business person would believe to be reflected in those categories of D&B's budget that CSC is assuming pursuant to this Agreement, as set forth in Exhibit C-14 to Schedule C.

         The applicability of Sections 3.1(b) and 3.1(c) shall not override the Resource Units volumes and associated Charges in Schedule C.

3.2      Implied Services.

         If any services, functions, or responsibilities are required for the proper performance and provision of the Services, regardless of whether they are specifically described in this Agreement, they shall be deemed to be implied by and included within the scope of the Services to be provided by CSC to the same extent and in the same manner as if specifically described in this Agreement. Notwithstanding the foregoing, services, functions, or responsibilities that are specifically excluded from the scope of Services under this Agreement (such as responsibilities retained by D&B) shall not be deemed to be within the scope of the Services. Except as otherwise expressly provided in this Agreement, CSC shall be responsible for providing the facilities, personnel, and other resources as necessary to provide the Services.

3.3      Services Evolution.

         CSC shall cause the Services to evolve and to be modified, enhanced, supplemented and replaced as necessary for the Services to keep pace with technological advances and advances in the methods of delivering services, where such advances are at the time pertinent in general use within the IT industry or among D&B's competitors. Such evolution shall, at a minimum, be made so as to conform with the requirements for continuous improvement of Service Levels as set forth in Schedule B. As an example, Services evolution shall include the addition of functionality by CSC as is made possible with new Equipment and Software utilized by CSC during the Term. Adjustments in Services in accordance with this Section shall be deemed to be included within the scope of the Services to the same extent and in the same manner as if expressly described in this Agreement. Notwithstanding anything to the contrary in this Section 3.3, the foregoing statement is not intended to enlarge CSC's obligations where evolutions in technology are specified in this Agreement (e.g., Equipment refresh, standards, configurations, and Service Levels).

3.4      Services Variable in Scope and Volume.

         The Services are variable in scope and volume. Such variations shall be provided for in the pricing mechanisms set forth in this Agreement. CSC shall not be entitled to receive an adjustment to the Charges except as set forth this Agreement.

3.5      Post-Effective Date Adjustments.

         The Parties acknowledge that they have used reasonable efforts to develop complete lists in Schedules H and F to this Agreement of all Existing Third Party Systems Software and Third Party Service Contracts. However, the Parties acknowledge that certain items which would constitute Existing Third Party Systems Software or Third Party Service Contracts may have been inadvertently omitted from those Schedules, or that the Parties may not have discovered Straddle Agreements that CSC requires to provide the Services. Accordingly, the Parties agree that to the extent any obligations of this Agreement apply to any such omitted Existing Third Party Systems Software, Straddle Agreements, and Third Party Service Contracts, such obligations shall still apply as if the Existing Third Party Systems Software, Straddle Agreements, and Third Party Service Contracts were fully identified in the applicable Schedule, and the Parties shall amend the relevant Schedule as appropriate. With respect to any such omitted items which were (i) not known (nor with the exercise of reasonable diligence should have been known) to CSC personnel prior to the Effective Date and (ii) which are not reasonably ascertainable by a reasonable business person from a D&B budget item assumed by CSC and identified in the budget attached as Exhibit C-14, if CSC notifies D&B within ninety (90) days from the Commencement Date (time being of the essence) providing sufficient detail, to the extent (but only to the extent) the aggregate total annual expense to be assumed by CSC is greater than one hundred thousand dollars ($100,000) (with one-time expenses being treated as amortized over the ten (10) year period from the Commencement Date (without any imputed cost of capital)) at D&B's option, either the Annual Services Charge shall be increased to cover such excess amount or D&B may treat the excess amount of such expenses as D&B retained responsibility expenses.

3.6      Services Performed by D&B or Third Parties.

(a) D&B retains the right to perform itself, or retain third parties to perform, any of the Services. D&B shall provide CSC with at least ninety (90) days notice prior to withdrawing any substantial portion of the Services from the scope of Services under this Agreement.

(b) In the case of D&B's withdrawal of Services under Section 3.6(a), the charges in Schedule C shall be equitably adjusted to reflect those Services that are no longer required; provided that the rates and terms and conditions described in Schedule C, including those in Section 4.3 of Schedule C, and any other pricing provisions in this Agreement shall apply as applicable.

(c) To the extent D&B performs any of the Services itself, or retains third parties to do so, CSC shall cooperate with D&B or such third parties. Such cooperation shall include:

(i) making the D&B or other dedicated facilities being used by CSC to provide the Services available (as necessary or desirable for D&B or a third party to perform its work);

(ii) making the Equipment and Software available (to the extent permitted under any underlying agreements with unaffiliated third parties);

(iii) obtaining any required third party consents at D&B's expense on an Out-of-Pocket Expense Basis (provided that CSC shall use Commercially Reasonable Efforts to minimize the cost of such consents); and

(iv) providing such information regarding the operating environment, system constraints and other operating parameters as a person with reasonable commercial skills and expertise would find reasonably necessary for D&B or a third party to perform its work. CSC shall provide such cooperation at no additional charge to the extent such cooperation can be provided by CSC Personnel primarily dedicated to providing the Services without adversely affecting the Performance Standards.

(d) Third parties retained by D&B shall comply with CSC's reasonable industrial security and confidentiality requirements and (to the extent failure to do so would substantially impact CSC's performance) with CSC's reasonable work standards, methodologies, and procedures, as have been provided by CSC. CSC shall promptly notify D&B if an act or omission of such a third party may cause a problem or delay in providing the Services or a failure to meet the Service Levels and shall work with D&B to prevent or circumvent such problem or delay. If CSC notifies D&B that the performance of activities by a third party retained under this Section would adversely affect CSC's ability to meet the Service Levels, D&B shall either alter its request or waive the Service Levels that would be adversely affected.

3.7      Overview of Services.

         As part of the Services, CSC shall provide data center (Mainframe, Midrange and Web hosting), Mainframe and Midrange disaster recovery, desktop computer/LAN/Server support, data and voice network, problem management and help desk services, print and fulfillment, and the other services, functions and responsibilities each as described in Schedule A.

3.8      Enhancement Activities.

         CSC shall enhance delivery of Services through introduction of tools, procedures and other improvements into D&B's IT environment, in accordance with a detailed plan reasonably proposed by CSC and approved by D&B ( Enhancement Plan ). The initial Enhancement Plan in effect is set forth in Schedule L.

3.9      Permitted Users of the Services.

(a) The Services may be used by D&B and, as directed by D&B, (i) its Affiliates, Former Affiliates, and those third parties (such as customers, suppliers, and joint venturers) with whom D&B or any Affiliate or Former Affiliate has a commercial relationship which is broader than mere resale of the Services; and
(ii) those persons (which may be as broad as the general public) who D&B or its Affiliates or Former Affiliates permits access to the Services through the internet and similar methods (collectively, Permitted Users ). CSC acknowledges that such access is on-going as of the Effective Date. Services provided to Permitted Users shall be deemed to be Services provided to D&B and D&B shall be responsible to the same extent for Permitted Users and their related obligations as it would be if the Services had been provided directly to D&B.

(b) CSC shall provide the Services to Permitted Users at any and all geographic locations at which such entities operate as of the Effective Date. If D&B requests that CSC provide Services to Permitted Users (i) in or from a new geographic location or (ii) in or from an existing geographic location that are materially different from the Services previously provided at such geographic location, then CSC shall provide such Services as New Services. CSC shall charge D&B for such New Services in accordance with the charges and unit rates set forth in Schedule C, in addition to any Out-of-Pocket Expenses attributable to one-time start-up costs agreed upon by the Parties with respect to such New Services, unless CSC demonstrates that a material increase in CSC's cost of providing such New Services exists (e.g., higher labor cost indices at a new geographic location) that justifies an equitable adjustment to the charges in which case the charges and rates in Schedule C shall be adjusted accordingly. Notwithstanding the foregoing, Services provided to D&B in D&B's new corporate headquarters in Short Hills, New Jersey shall not be considered New Services and shall not be subject to any additional charges other than the charges and unit rates set forth in Schedule C and the one-time Project charges (as defined in Schedule C), if any, provided in the Project Plan relating to the Services necessary to assist D&B in migration to its new headquarters.

3.10     Former Affiliates.

         CSC acknowledges that D&B has entered into agreements with each of the Former Affiliates to provide the Former Affiliate Services. D&B may terminate or extend the period when Former Affiliate Services are to be provided (but not beyond the Term hereof) without payment of a Termination Charge or other penalty, on a Former Affiliate-by-Former Affiliate basis, by providing notice to CSC at least two (2) months prior to the effective date of termination.

3.11     Projects.

         At D&B's request, CSC shall perform Projects. Charges for such Projects shall be determined in accordance with Article 6 of Schedule C.

4.       Term of Agreement

4.1      Term.

         The term ( Term ) of this Agreement shall begin on the Effective Date and shall expire on July 31, 2012 unless terminated earlier or extended in accordance with this Agreement.

4.2      Extension of Term.

         By giving written notice to CSC no less than six (6) months prior to the then-existing expiration date of this Agreement, D&B shall have the right to extend the Term of this Agreement for up to one (1) year on the terms and conditions then in effect. D&B shall have three (3) such extension options of up to one (1) year each.

5.       Personnel
5.1      Key CSC Positions.

(a) Key CSC Positions shall be the positions set forth as such in Schedule D. CSC shall cause each of the CSC Personnel filling the Key CSC Positions to devote substantially full time and effort to the provision of Services to D&B. Once assigned to a Key CSC Position, these individuals shall remain on the D&B account in such position for at least two (2) consecutive years. If an employee of an Approved Subcontractor is assigned to a Key CSC Position, CSC shall use Commercially Reasonable Efforts to obtain commitments from that Approved Subcontractor to comply with the requirements of this Section 5.1 with respect to such position. D&B may from time to time change the positions designated as Key CSC Positions, provided that without CSC's consent, the number of Key CSC Positions shall not exceed ten (10). The requirements of this Section 5.1(a) shall not apply to an individual filling a position that D&B changes from a Key CSC Position to a non-Key CSC Position.

(b) CSC shall designate an individual to serve as CSC Project Executive . The CSC Project Executive shall:

(i)      be one of the Key CSC Positions;

(ii)     serve as the single point of accountability for CSC for the Services;

(iii) have day-to-day authority for undertaking to ensure customer satisfaction;

(iv) receive compensation that includes significant financial incentives based on D&B's satisfaction with the Services, which shall not be less than fifty percent (50%) of his or her incentive compensation; and

(v) be located at D&B's corporate headquarters in Murray Hill or Short Hills, New Jersey, or other location reasonably designated by D&B from time to time.

(c) Before assigning an individual to a Key CSC Position, whether as an initial assignment or a subsequent assignment, CSC shall advise D&B of the proposed assignment and introduce the individual to the appropriate D&B representatives. D&B shall have the right to:

(i) interview and approve any personnel proposed by CSC to fill a Key CSC Position; and

(ii) require CSC to remove and replace such personnel at any time, in its sole discretion, provided that D&B does not request the removal of any personnel for reasons prohibited by law, and provided that reasonable notice (which may be immediate, depending on the circumstances surrounding the removal) is given.

(d) If D&B objects in good faith to the proposed Key CSC Position assignment, the Parties shall attempt to resolve D&B's concerns on a mutually agreeable basis. If the Parties have not been able to resolve D&B's concerns within five
(5) working days, CSC shall not assign the individual to that position and shall propose to D&B the assignment of another individual of suitable ability and qualifications. Except with D&B's consent, individuals filling Key CSC Positions may not be transferred or re-assigned to other positions with CSC or its Affiliates until a suitable replacement has been approved by D&B, and no such transfer shall occur at a time or in a manner that would have an adverse impact on delivery of the Services. CSC shall establish and maintain an up-to-date succession plan for the replacement of individuals serving in Key CSC Positions that shall be reviewed with D&B on a regular basis.

(e) So long as an individual is assigned to a Key CSC Position, and for twelve
(12) months thereafter, CSC shall not assign such individual to perform services for the benefit of any D&B Competitor.

5.2      Transitioned Personnel.

(a) Prior to the Commencement Date, CSC shall offer employment to the employees of D&B listed in Schedule E ( Affected Employees ). Transitioned Employees shall mean Affected Employees who accept CSC's offer and become employed by CSC effective as of the Commencement Date or such other date as to which the Parties agree. The provisions of Schedule E shall apply to offers of employment to Affected Employees and for employment of Transitioned Employees.

(b) Certain of the Transitioned Employees, as identified in Schedule E, are employees who D&B believes are critical to CSC in providing the Services ( Key Transitioned Employees ). During the twenty-four (24) months following the Commencement Date (or such other period designated in Schedule E) without D&B's prior written approval CSC may not: (i) terminate the employment of, or demote, a Key Transitioned Employee except for cause; or (ii) transfer or re-assign a Key Transitioned Employee from performing the Services for D&B.

(c) D&B has contracted for the services of non-employee personnel who immediately prior to the Commencement Date were performing services similar to the Services ( D&B Contractor Personnel ). With regard to the agreements for D&B Contractor Personnel ( D&B Contractor Agreements ), such D&B Contractor Agreements shall be terminated or, subject to obtaining Required Consents in the manner provided in Section 6.7, assigned to CSC. The action of termination or assignment for particular D&B Contractor Agreements shall be in accordance with a plan prepared by CSC and approved by D&B. CSC shall be responsible for the costs, charges and fees associated with such actions.

5.3      Qualifications, Retention and Removal of CSC Personnel.

(a) CSC shall assign an adequate number of CSC Personnel to perform the Services as of the Commencement Date. CSC Personnel shall be properly educated, trained and fully qualified for the Services they are to perform. If any portion of the Services of CSC Personnel are a separately chargeable resource CSC shall not charge D&B for the costs of training CSC Personnel, including the time necessary for such CSC Personnel to become familiar with D&B's account or business.

(b) D&B and CSC agree that it is in their best interests to keep the turnover rate of CSC Personnel to a reasonably low level. Accordingly, if D&B believes that CSC's turnover rate may be excessive and so notifies CSC, CSC shall provide data concerning its turnover rate and meet with D&B to discuss the reasons for, and impact of, the turnover rate. If appropriate, CSC shall submit to D&B its proposals for reducing the turnover rate, and the Parties shall mutually agree on a program to bring the turnover rate down to an acceptable level. In any event, CSC shall use Commercially Reasonable Efforts to keep the turnover rate to a reasonably low level, and notwithstanding transfer or turnover of CSC Personnel, CSC remains obligated to perform the Services without degradation and in accordance with this Agreement.

(c) While at D&B's premises (or the premises of others receiving the Services under this Agreement), CSC Personnel shall (i) comply with reasonable requests, rules, and regulations regarding personal and professional conduct (including the wearing of an identification badge and adhering to regulations and general safety, dress, behavior, and security practices or procedures) generally applicable to such premises; and (ii) otherwise conduct themselves in a businesslike and professional manner.

(d) If D&B determines in good faith that the continued assignment to D&B's account of one or more of CSC Personnel is not in the best interests of D&B, then, upon reasonable notice from D&B, CSC shall replace that person with another person of suitable ability and qualifications. Notwithstanding the foregoing, where D&B notifies CSC that D&B has determined that the concern is of such a nature that such CSC Personnel should be removed immediately (albeit possibly temporarily) from D&B's account, CSC shall immediately remove such individual(s) from D&B's account. In any event, any request by D&B to remove an individual from D&B's account shall not be deemed to constitute a termination of such individual's employment by CSC and in no event shall D&B be deemed an employer of any such person.

(e) From time to time particular D&B clients may have requirements that personnel assigned to particular projects successfully complete background screening, drug testing, and similar requirements. CSC shall staff the D&B account with a sufficient number of individuals who are willing to agree to and are able to pass background screening, drug tests, and similar requirements as necessary to meet the requirements of particular D&B customers. The costs of any such D&B client requirements shall be borne by D&B to the extent that such procedures have not been performed by CSC as part of CSC's normal hiring practices. D&B acknowledges that the ability of individuals to pass such screenings shall not be guaranteed by CSC. No screening pursuant to this Section 5.3(e) shall be required to the extent prohibited or restricted by applicable law or regulation.

6.       Responsibility for Resources

6.1      Generally.

         Except to the extent specifically provided elsewhere in this Agreement (such as with respect to Former Affiliates), CSC shall be responsible for providing all resources (including Equipment, Software, facilities and personnel) necessary or desirable to provide the Services, and all Equipment Capital Costs, Equipment Operational Support Costs, Software Capital Costs, and Software Operational Support Costs (each as defined below in Sections 6.3 and 6.5) relating to those resources, and shall only recover such costs through the corresponding charges specified in this Agreement.

6.2      Acquired Assets.

(a) Simultaneously with the execution and delivery of this Agreement, CSC has acquired legal ownership of the Existing Owned Equipment listed in Exhibit G-1 of Schedule G for the price set forth in the Form Bill of Sale attached as Schedule O. D&B warrants that it has conveyed good and marketable title thereto, subject to any liens noted in Exhibit G-1. In addition, CSC agrees to, and hereby does, assume the leases for the Existing Leased Equipment for which CSC is responsible for Equipment Capital Costs under Section 6.3 as of the Commencement Date.

(b) CSC leases back to D&B the Existing Owned Equipment listed in Exhibit G-1 of Schedule G, without additional consideration, for a lease term commencing on the Effective Date and ending immediately prior on the Commencement Date. During the lease term, D&B will maintain and use the Existing Owned Equipment in a manner consistent with maintenance and use prior to the lease term. D&B will not remove any Existing Owned Equipment from D&B Facilities (other than portable equipment in the ordinary course of business) without CSC's approval. The warranty disclaimer set forth in Section 16.10 shall apply to this lease. As of the Commencement Date, D&B will turn over the Existing Owned Equipment to CSC in as good order and condition as of the Effective Date, reasonable wear and tear excepted. In addition to the indemnities set forth in Section 18.2, D&B shall indemnify and hold CSC and CSC's Affiliates, officers, directors, employees, agents, successors and assigns harmless against any and all Losses and threatened Losses arising from, in connection with, or based on allegations whenever made relating to the lease or use of the Existing Owned Equipment during the lease term. During the lease term the entire risk of loss, damage, destruction, whether by casualty or other cause, for owned and leased property not otherwise subject to the risk of loss allocation provisions of Schedule M shall be borne and assumed by D&B until such property is turned over to CSC on the Commencement Date. If any lost, destroyed, or damaged property is not completely repaired or replaced before the Commencement Date by D&B the cost of performing any remaining repair or replacement shall be paid by D&B to CSC upon demand.

(c) Promptly following the execution and delivery of this Agreement, D&B shall transfer title to the Berkeley Heights Property in accordance with the provisions of Schedule M.

(d) In consideration of the transfer of title of the assets and property described above, simultaneously with recordation of title to CSC of the Berkeley Heights Facility and issuance of a title insurance policy in accordance with the mutual instructions of the parties to the title insurance company, CSC shall pay to D&B the consideration set forth in Exhibit C-18 to Schedule C by wire transfer of immediately available federal funds.

(e) Each Party shall (without additional consideration) execute such additional documents and take such additional actions as are reasonably necessary to (i) perfect title in CSC to the Existing Owned Equipment that CSC has acquired under this Section 6.2; and (ii) cause D&B and its Affiliates to be relieved of all obligations arising after the Commencement Date with respect to the Existing Leased Equipment for which CSC shall assume leases (except to the extent such obligations arise from the actions (or inactions) taken (or not taken) by D&B prior to the Effective Date).

6.3      Financial Responsibility for Equipment.

         Subject to Section 3.5, financial responsibility for (i) acquisition, lease, and ownership costs for Equipment, including current and future Equipment, upgrades, enhancements, growth and technology refreshments ( Equipment Capital Costs ) and (ii) all costs and expenses related to operational support, including installation, support, hardware maintenance, disaster recovery, service levels, and moves, adds and changes ( Equipment Operational Support Costs ) shall be allocated between the Parties as provided in the matrix below. CSC shall pay directly, or promptly reimburse D&B if D&B (or any of its Affiliates) has paid, all such charges that are attributable to periods from and after the Effective Date.


(a)
                  Financial Responsibility Matrix for Equipment.

--------------------------------------------------------------------------- --------------------- --------------------
                                                                                                  Equipment
Category of Equipment                                                       Equipment Capital     Operational
                                                                            Costs                 Support Costs
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
Mainframe Environment
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Mainframe Equipment used to provide Services to D&B                     CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Mainframe Equipment used to provide Services to Former Affiliates.      D&B                   CSC
    The Equipment Operational Support Costs for Former Affiliates for
    which CSC is responsible shall (i) exclude third-party Equipment maintenance agreements; and (ii) be limited to costs incurred in providing the Former Affiliate Services described in Section 10.1 of
    Schedule A.
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
Midrange Environment
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    All Servers at D&B Campus Locations (other than Former Affiliate        CSC                   CSC
    servers and file and print Servers)
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    All Servers at Remote D&B Locations (other than file and print          D&B                   CSC
    Servers)
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
Distributed Environment
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Desktop and laptop computers in the United States                       D&B                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Desktop and laptop computers outside of the United States (Out of       D&B                   D&B
    Scope)
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Attached and network printers in the United States                      D&B                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Attached and network printers outside of the United States  (Out of     D&B                   D&B
    Scope)
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    File and print Servers at D&B Campus Locations                          D&B                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    File and print Servers at Remote D&B Locations (Out of Scope)           D&B                   D&B
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
Help Desk Environment
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    All Help Desk Equipment                                                 CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
Network Environment (includes Equipment co-located with D&B Equipment that is required to support RMS)
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Routers                                                                 CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Switches                                                                CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Hubs                                                                    CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    PBXs in Campus Locations other than High Wycombe (excluding the PBX     CSC                   CSC
    dedicated to RMS in Lehigh Valley)
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    PBXs in Remote D&B Locations and High Wycombe                           D&B                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    ACD                                                                     CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Voicemail                                                               CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Firewall                                                                CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Telephone Handsets                                                      D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Wireless Phones & Pagers                                                D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Network Transport Vendor Equipment                                      D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    RMS Link to D&B's Data Center                                           D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    Moody's Link to D&B's Data Center                                       D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
--------------------------------------------------------------------------- --------------------- --------------------
    A.C. Nielsen's Line to D&B's Data Center                                D&B                   CSC*
--------------------------------------------------------------------------- --------------------- --------------------
----------------------------------------------------------------------------------------------------------------------
* Unless the Parties agree otherwise, operational support for telephone handsets, wireless phones and pagers, Equipment provided by D&B's network transport vendor, and Equipment required to maintain Former Affiliate links to
D&B's data center shall be provided by third-party vendors. CSC shall be responsible for Equipment Operational Support Costs required for CSC to manage such third-party vendors.
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Print/Fulfillment Environment
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------- --------------------- --------------------
    All print and fulfillment Equipment (including for Former Affiliates)   CSC                   CSC
--------------------------------------------------------------------------- --------------------- --------------------

(b)  Equipment   Refresh.   CSC  shall  refresh   Equipment  for  which  it  has
responsibility for Equipment Capital Costs in accordance with Section 7.1(e) of Schedule A.

6.4      Equipment Access and Operational and Administrative Responsibility.

(a) Access. D&B shall grant CSC the same rights of access and use that D&B has to Equipment used by D&B immediately prior to the Effective Date to provide services to itself or others, and necessary to provide the Services (subject to the Parties having obtained any Required Consents therefore).

(b) No Warranties. All Equipment provided or made available to CSC and Approved Subcontractors under this Agreement by D&B is provided or made available on an AS IS, WHERE IS basis, with no warranties whatsoever, except that, to the extent it is able, D&B shall transfer warranty rights in Equipment to CSC as provided with the original Equipment manufacturer. If D&B elects not to maintain an OEM warranty for a Desktop Workstation or Laptop Workstation (each as defined in Schedule C), CSC shall charge D&B in accordance with Section 5.7 of Schedule C on a time and materials basis for the incremental support CSC is required to provide that would otherwise be covered by the OEM warranty.

(c) Pass-Through Equipment. With respect to Equipment where the Parties agree that CSC's or its Affiliates' financial responsibility is to be on a Pass-Through Expense basis, if any, such Equipment shall be purchased or leased in the name of D&B (or its designated Affiliate) unless D&B expressly designates otherwise. If such Equipment is leased, CSC shall comply with the operational and confidentiality requirements imposed on D&B (or, if applicable, on D&B's Affiliate) under the leases approved by D&B for such Equipment. The method of acquisition by D&B shall not alter the Parties' allocation of responsibility for Equipment Capital Costs and Equipment Operational Support Costs under Sections
6.3 and 6.4.

(d) Disposal of Equipment Owned or Leased by D&B. As directed by D&B, CSC shall dispose of Equipment owned (legally or beneficially) or leased (in accordance with the applicable requirements of the lease) by D&B and no longer needed for the provision of the Services. CSC shall pay to D&B the positive difference, if any, between the value received by CSC for such Equipment and the costs reasonably incurred by CSC in disposing of such Equipment.

(e) Disposal of Equipment Not Owned by D&B. CSC shall be responsible for the disposal of Equipment provided by CSC or its subcontractors (including equipment transferred to CSC) and no longer required for the provision of the Services. CSC shall be responsible for all costs, Charges or fees associated with the disposal of such Equipment.

6.5      Financial Responsibility for Software.

         Subject to Section 3.5, financial responsibility for (i) acquisition and ownership costs for Software, including third-party maintenance agreements for Applications Software, current and future packages, new releases, expanded license rights, growth and technology refreshment ( Software Capital Costs ) and
(ii) all costs and expenses related to operational support, including installation, support, software maintenance (other than third-party maintenance agreements for Applications Software), and achieving Service Levels ( Software Operational Support Costs ) shall be allocated between the Parties as provided in the matrix below. CSC shall pay directly, or promptly reimburse D&B if D&B (or any of its Affiliates) has paid, all such costs that are attributable to periods from and after the Commencement Date, exclusive of any costs relating to licenses that were licensed for a term of five (5) years or more.

(a)      Financial Responsibility Matrix for Software.

----------------------------------------------------------------------------- --------------------- ---------------------
Category of Software                                                          Software Capital      Software
                                                                              Costs                 Operational Support
                                                                                                    Costs
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Mainframe Environment
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Systems Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   IBM Systems Software for D&B                                               CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   IBM Systems Software for Former Affiliates                                 CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Non-IBM Systems Software for D&B                                           CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Non-IBM Systems Software for Former Affiliates                             D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Applications Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software for D&B                                              D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software for Former Affiliates                                D&B                   D&B
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Midrange Environment
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Systems Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Systems Software for all Servers at D&B Campus Locations (other than       CSC                   CSC
   file and print Servers)
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Systems Software for all Servers at Remote D&B Locations  (other than      D&B                   CSC
   file and print Servers)
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------

----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Applications Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software for all Servers at D&B Campus Locations (other       D&B                   CSC
   than file and print Servers)
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software for all Servers at Remote D&B Locations (other       D&B                   CSC
   than file and print Servers)
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------

----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Distributed Environment
-------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------
Systems Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Desktop and laptop computers in the United States                          D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Desktop and laptop computers outside of the United States                  D&B                   D&B
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   File and print Servers at D&B Campus Locations                             D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   File and print Servers at Remote D&B Locations                             D&B                   D&B
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Applications Software
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Desktop and laptop computers in the United States                          D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Desktop and laptop computers outside of the United States                  D&B                   D&B
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   File and print Servers at D&B Campus Locations                             D&B                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   File and print Servers at Remote D&B Locations                             D&B                   D&B
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Help Desk Environment
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Systems Software                                                           CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software                                                      CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Network Environment
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Systems Software                                                           CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software                                                      CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
-------------------------------------------------------------------------------------------------------------------------
Print/Fulfillment Environment
-------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Systems Software                                                           CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------
----------------------------------------------------------------------------- --------------------- ---------------------
   Applications Software                                                      CSC                   CSC
----------------------------------------------------------------------------- --------------------- ---------------------

(b)      Licenses.

(i) CSC shall obtain all licenses for any new Systems Software acquired during the Term and for any modifications, upgrades, and enhancements of Existing Third Party Systems Software, in D&B's name, except for the following Software which may be licensed in CSC's name: (A) Software used on Equipment owned by CSC where the third-party licensor requires the owner of the Equipment to be the licensee for such Software and (B) Software licensed by CSC under a CSC enterprise agreement.

(ii) Notwithstanding the foregoing requirement that D&B shall be the licensee for Systems Software, if CSC can demonstrate to D&B's satisfaction an economic advantage from CSC, a CSC Affiliate, or an Approved Subcontractor being the licensee of any particular Systems Software, then CSC, such CSC Affiliate, or such Approved Subcontractor may (after obtaining D&B's approval) be the licensee if CSC provides D&B and its Affiliates with a perpetual license (with commercially reasonable maintenance terms) for such Systems Software which shall become effective upon the expiration or termination of this Agreement (or the portion of this Agreement to which such Systems Software relates). If CSC is unable to obtain such perpetual license right but there is still a demonstrable economic advantage to D&B from CSC (or an CSC Affiliate or Approved Subcontractor) being the licensee of the Systems Software, CSC shall notify D&B in writing of its inability to obtain for D&B such a perpetual license and of any available alternative licensing terms along with a description of other software which might be used to accomplish the same purpose, which could be licensed as desired by D&B and the financial/operational impact of choosing such alternate software; with D&B's prior approval, CSC (or an CSC Affiliate or Approved Subcontractor) may license such software directly for use in providing the Services.

(c) Applications Software Out of Scope. Except as set forth in this Section 6.5, CSC's financial responsibility for Software Capital Costs shall not extend to Applications Software. Notwithstanding the foregoing, if CSC elects to operate any Applications Software on a shared platform, and such election results in any incremental increase in the Software Capital Costs or Software Operational Support Costs in relation to such Applications Software, CSC shall be responsible for such incremental costs.

6.6      Third-Party Service Contracts.

         As of the Commencement Date, subject to Section 3.5, CSC and its Affiliates shall assume financial and administrative responsibility for D&B's and its Affiliates' Third Party Service Contracts to the same extent as if CSC were directly obligated under such contracts. CSC and its Affiliates shall comply with the duties imposed on D&B and its Affiliates by such Third Party Service Contracts. Except with respect to OEM warranties for Desktop Workstations and Laptop Workstations (each as defined in Schedule C), CSC or its Affiliates shall pay directly, or reimburse D&B if a D&B or an Affiliate has paid, the Charges and other amounts under such contracts that are attributable to periods from and after the Commencement Date.

6.7      Required Consents.

         CSC and its Affiliates shall be responsible, with D&B's and its Affiliates' reasonable co-operation and subject to the provisions of 3.5, for obtaining the Required Consents for Systems Software, Equipment and Third Party Service Contracts as necessary to perform the Services, and CSC shall be responsible for those fees (including transfer or upgrade fees, additional licenses, sublicenses, and maintenance fees) required to obtain such Required Consents. The Parties shall cooperate with each other so as to minimize such costs. As and to the extent consent is obtained for CSC and its Affiliates to manage and utilize the Software or a contract but the relevant license or such contract remains in D&B's or an Affiliate's name, D&B and its Affiliates shall exercise termination, extension, and other rights thereunder as CSC, after consultation with D&B, reasonably directs. If a Required Consent is not obtained, then, unless and until such Required Consent is obtained, CSC shall determine and promptly adopt, subject to D&B's prior written approval, such alternative approaches as are necessary and sufficient to provide the Services without such Required Consents.

6.8      Straddle Agreements.

         Subject to Section 3.5 if a Straddle Agreement is discovered by the Parties after the Effective Date, within ninety (90) days of the date of discovery the Parties shall undertake to establish the following: (i) the most appropriate, including the most cost effective, method of leveraging such Straddle Agreement for the benefit of both Parties; (ii) whether the Straddle Agreement should be assigned to CSC; (iii) whether or to what extent CSC should assume financial responsibility for the Straddle Agreement; and (iv) adjustments to make, if any, to CSC's Charges. Such agreements of the Parties shall be retroactively effective from the Commencement Date. If the Parties do not agree on the foregoing matters with respect to a particular Straddle Agreement, subject to Section 3.5, CSC shall remain responsible, without use or benefit of the Straddle Agreement, for performing the Services.

6.9      Allocation of Balloon, Roll-Over and Similar Payments

         Where any cost has been apportioned between the Parties for contracts entered into by D&B commencing before the Commencement Date for Equipment, Software, or Third Party Service Contracts, and such contracts include obligation to make payment for any roll-over of costs for periods prior to the Commencement Date, D&B shall be solely responsible for such costs associated with any remaining obligation for such prior period. Additionally, if lease, license, maintenance, service charges or other periodic payments increase under any such contract after the Commencement Date (other than to account for cost of living or similar increases) including balloon or similar payments, all such payments shall be recalculated so that, as between the Parties, the entire cost shall be amortized evenly over the entire Term. CSC shall be responsible only for those recalculated costs that are attributable to periods after the Commencement Date and D&B shall be responsible for all other payments. D&B shall, at CSC's option, either pay directly or reimburse CSC for any roll-over costs and recalculated costs which relate to periods prior to the Commencement Date. Provided that D&B has given CSC all necessary information and documentation, within one hundred twenty (120) days after the Commencement Date the Parties shall agree on whether there are any contracts that fall within the provisions of this Section 6.9 and schedule the allocation of any costs.

6.10 Equipment Purchased or Leased by D&B between the Effective Date and the Commencement Date.

         The following procedures shall govern D&B's disposal of Existing Equipment, and purchase or lease of new Equipment, during the period between the Effective Date and the Commencement Date (the Interim Period ):

(a) If D&B desires to purchase or dispose of any Equipment outside of the ordinary course of its normal business activities during the Interim Period, D&B shall notify CSC of such desire and the Parties shall agree upon whether a credit or adjustment to the charges set forth in Schedule C is required to account for such activity. The acquisition by D&B of any Equipment (whether by purchase, lease, or otherwise) which is not either an incremental Resource Unit or which reduces the cost of CSC performing its refresh obligations shall require CSC approval.

(b) Subject to (a) above, if D&B desires to enter into a new lease for Equipment between the Effective Date and the Commencement Date, and this Agreement provides that CSC shall be responsible for Equipment Capital Costs for such Equipment, then at D&B's request, CSC shall lease such Equipment in its own name and D&B shall reimburse CSC for any lease payments applicable to D&B's use of such Equipment for the period prior to the Commencement Date.

7.       Software and PropRietary Rights

         Software made available by D&B to CSC is made available on an AS IS basis. Notwithstanding the foregoing, D&B affirms that it has the rights to use such D&B Software as it was being used prior to the Effective Date.

7.1      D&B Software.

(a) D&B retains all right, title and interest in and to D&B Software. D&B grants to CSC a worldwide, fully paid-up, nonexclusive license during the Term to Use D&B Software to the extent necessary for performing the Services. D&B also grants to CSC the right to sublicense such rights to Approved Subcontractors to perform work as permitted under this Agreement for the benefit of D&B, D&B's Affiliates, and other Permitted Users. D&B Software shall be made available to CSC in such form and on such media as exists on the Effective Date or as is later obtained by D&B, together with available documentation and any other related materials.

(b) CSC shall not Use D&B Software for the benefit of any entities other than D&B, D&B's Affiliates, and other Permitted Users, without the prior written consent of D&B, which may be withheld at D&B's discretion. Except as otherwise requested or approved by D&B, CSC shall cease all Use of D&B Software upon expiration or termination of this Agreement.

7.2      CSC Software.

(a) Subject to Section 7.4, CSC retains all right, title and interest in and to CSC Software. In providing the Services, CSC shall not introduce any CSC Software (other than CSC Software such as tools, scripts, monitoring and similar types of software, and software CSC uses for its internal administration) without D&B's prior written approval, which approval D&B may withhold in its discretion. CSC shall be responsible for installing, operating and maintaining CSC Software at its own expense.

(b) As and to the extent necessary for D&B to perform work as permitted under this Agreement for the benefit of D&B, CSC grants to D&B a non-exclusive license to Use CSC Software as it exists from time to time during the Term to perform such work during the Term. CSC also grants to D&B the right to sublicense CSC Software to a third party for such third party to perform work as permitted under Section 3.6 of this Agreement for the benefit of D&B.

(c) Upon the expiration or termination of this Agreement, for no additional consideration, CSC shall grant to D&B for the purpose of providing services similar to the Services to D&B a perpetual, worldwide, fully paid-up, nonexclusive license to Use CSC Software (including source code, programmer interfaces, available documentation, manuals and other materials necessary for the Use thereof). D&B's confidentiality obligations with respect to such CSC Software shall survive and continue to apply to this license. D&B shall have the right to sublicense such CSC Software to a third party to perform services similar to the Services for the benefit of D&B, and through D&B to D&B's Affiliates, and other Permitted Users in a manner similar to that permitted during the Term of this Agreement. This license is an internal use license to D&B and does not include any other right to license or sublicense. D&B and its sublicensees shall not have the right to commercialize or otherwise use the CSC Software for the benefit of a third party except as otherwise permitted in this Agreement. The Parties shall mutually agree on applicable terms for CSC's support (including new releases and updates) of such Software after expiration or termination of this Agreement; provided that in no event shall such terms be more restrictive or require greater compensation than the terms offered by CSC to similar entities in similar circumstances. D&B shall not be obligated to purchase support, and CSC shall not be obligated to provide support, for such CSC Software if the Parties are unable to agree upon the applicable terms for such support. CSC's obligations under this Section 7.2(c) also apply to CSC Software that is distributed (but not owned) by CSC, to the extent CSC has, without payment of additional consideration to a third-party (unless D&B agrees to reimburse CSC for such consideration), the applicable rights.

(d) As of the Effective Date, the Parties do not intend for CSC to use any CSC application software to provide the Services other than for CSC's own internal or administrative use. If during the Term the Parties agree that the scope of the Services should be expanded such that CSC should use CSC application software to provide the Services, they shall enter into a separate written license agreement governing such use. Absent such separate written license agreement, D&B shall have no express or implied right to use CSC application software.

7.3      Third-Party Software.

(a) Grant of Rights. With respect to the Third Party Software licensed by D&B, subject to the Parties having obtained any Required Consents for such Third Party Software, D&B grants to CSC to the extent necessary for performing the Services, the rights of Use of such Software that D&B has as of the Effective Date or later obtains with respect to such Software. CSC shall comply with the duties, including Use and non-disclosure restrictions imposed on D&B by the licenses for such Third Party Software, and CSC shall not seek to modify or otherwise revoke the terms of such licenses without D&B's prior written consent. Except as otherwise requested or approved by D&B, or with respect to operating system Software that (i) is licensed for use on Equipment that D&B does not elect to purchase the Equipment or assume the lease for the Equipment from CSC pursuant to Section 21.9 and (ii) may not be transferred to D&B for use on other Equipment, CSC shall cease all Use of such Software upon expiration or termination of this Agreement.

(b) Third Party Applications Software. CSC shall not introduce any Third Party Applications Software in providing the Services (other than Third-Party Software such as tools, scripts, monitoring and similar types of software, and software CSC uses for internal administration) without D&B's prior written approval, which D&B may withhold in its discretion.

(c) Existing Third Party Systems Software. Licenses for Existing Third Party Systems Software shall remain in the name of D&B, except as the Parties otherwise agree. CSC shall pay directly (or reimburse D&B in the case of prepayment of) the charges under such licenses that are attributable to periods on and after the Commencement Date; provided that (i) as specified in Schedule C, certain designated license costs shall be treated as Pass-Through Expenses and (ii) Existing Third Party Systems Software covered by Straddle Agreements shall be treated in the manner provided in Section 6.8. D&B shall reimburse CSC for any prepayments of the charges under licenses that remain in the name of D&B, or that D&B elects to have CSC assign to it, that are attributable to periods on and after the date of termination or expiration of this Agreement (other than licenses for Software installed on CSC Equipment that D&B does not elect to purchase or lease pursuant to Section 21.9).

(d) Third Party Systems Software Acquired During the Term. With respect to any Third Party Systems Software acquisitions that are made in CSC's name, prior to the introduction of such Software, CSC shall comply with the following:

(i) CSC shall obtain the right to grant to D&B a perpetual, non-exclusive license to Use such Software at the expiration or termination of this Agreement and at no additional charge to D&B; or

(ii) If CSC is unable to obtain such right, CSC shall notify D&B of its inability to grant D&B such a license and of the cost and viability of any other software that can perform the requisite functions and with respect to which CSC has the ability to grant such a license. Such notice shall contain the proposed third-party vendor's then current terms and conditions, if any, for making the software available to D&B after expiration or termination of this Agreement. With D&B's prior approval, CSC may introduce such software in providing the Services. Moreover, if CSC desires to introduce Software, the rights to which have been acquired by CSC as part of an enterprise agreement, then CSC shall notify D&B of the relevant terms of such agreement and shall obtain D&B's consent prior to using such Software to provide the Services.

(e) Pass-Through Expenses. With respect to certain Third Party Systems Software that is identified as such in Schedule H to this Agreement, if any, license costs shall be treated as a Pass-Through Expense, and such Third Party Systems Software shall be licensed in the name of D&B unless D&B expressly designates otherwise.

(f) Exercise of Rights. To the extent CSC has financial responsibility for licenses for Third Party Systems Software, but such licenses remain in D&B's name, D&B shall exercise termination or extension rights thereunder as CSC, after consultation with D&B, reasonably directs with respect to such Software; provided that CSC shall be responsible for the costs, charges, and fees associated with the exercise of such rights. If D&B exercises termination or extension rights thereunder that CSC does not direct or approve, D&B shall be responsible for the costs, charges, and fees associated with the exercise of such rights.

7.4      Rights in Newly Developed Software and Other Materials.

(a)      Newly Developed Software.

(i) Developed D&B Software shall mean the following Software developed pursuant to this Agreement by CSC or Approved Subcontractors (alone or jointly with others): (A) modifications to, or upgrades or enhancements (derivative works) of, D&B Software; (B) newly developed software that does not modify or enhance then existing D&B Software that is not software developed by CSC for multiple customers; and (C) modifications to, or enhancements (derivative works) of, Third Party Software that is not software developed by CSC for multiple customers. As between D&B and CSC, D&B shall own all patent, copyright, trademark, trade secret, transferable moral and other intellectual property rights (collectively, Intellectual Property Rights ) (limited to the extent permitted by the terms of any governing Third Party Software licenses with respect to item (C) above) in and to Developed D&B Software. With respect to Developed D&B Software, CSC shall have the rights granted in, as applicable, Sections 7.1 and 7.3.

(ii) Developed CSC Software shall mean modifications to, or upgrades or enhancements (derivative works) of, CSC Software developed pursuant to this Agreement by CSC or Approved Subcontractors (alone or jointly with others). As between CSC and D&B, CSC shall own all Intellectual Property Rights in the Developed CSC Software, subject to the licenses granted to D&B under this Agreement. With respect to Developed CSC Software, D&B shall have the rights granted in, as applicable to D&B, Section 7.2.

(b) Non-Software Materials. Subject to the allocation of rights with respect to business processes and methodologies set forth below, with respect to non-Software literary works or other works of authorship created or generated by CSC pursuant to this Agreement such as manuals, training materials and other materials containing CSC's technical or operational procedures, including the Procedures Manual and the change control procedure referenced in this Agreement ( Non-Software Materials ), the Parties' rights, including license rights, shall be the same as with respect to Software. With respect to business processes and methodologies generated or created by CSC pursuant to this Agreement, CSC shall own all Intellectual Property Rights in such business processes and methodologies. D&B shall have a license to such business processes and methodologies upon the same terms as the license granted to it for Developed CSC Software. The Parties may otherwise agree to the allocation of ownership of business processes and methodologies by a written amendment executed pursuant to the change order process.

(c) CSC Patents. If CSC or an Affiliate (but not any unaffiliated assignee or successor in interest to CSC's interest) asserts a written claim against D&B or an Affiliate of D&B alleging that D&B or such Affiliate is infringing upon a patent owned by CSC or an Affiliate of CSC, excluding any patent included in the patent rights allocated between the Parties under Section 7 of this Agreement, and such claim is not withdrawn within thirty days after D&B provides a notice requesting a withdrawal of the claim, D&B may terminate this Agreement by (i) giving CSC at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective; and (ii) paying to CSC on the effective date of termination the applicable Termination for Change of Control Charge specified in Schedule C (such payment not being a condition precedent to the termination). This subsection (c) shall not apply to patent infringement by D&B or its Affiliates which is occasioned for the purpose of invoking the rights granted to D&B under this subsection (c).

(d)      Works Made for Hire.

(i) Developed D&B Software and D&B Non-Software Materials shall be deemed works made for hire for D&B for purposes of copyright law. If, and to the extent, any of the Developed D&B Software or D&B Non-Software Materials are not deemed works made for hire by operation of law, CSC hereby irrevocably assigns, transfers and conveys to D&B without further consideration all of its right, title and interest in such Developed D&B Software or D&B Non-Software Materials, including all Intellectual Property Rights in such materials. D&B and its assigns shall have the right to obtain and hold in their own name all Intellectual Property Rights in and to such materials. CSC agrees to (and shall cause its Affiliates and Subcontractors to) execute any documents or take any other actions as may reasonably be necessary, or as D&B may reasonably request, to perfect D&B's ownership of any Intellectual Property Rights in such Developed D&B Software or D&B Non-Software Materials, without additional consideration and regardless of whether during or after the Term.

(ii) D&B hereby irrevocably assigns, transfers and conveys to CSC without further consideration all of its right, title and interest in Developed CSC Software, CSC Non-Software Materials, and CSC business processes and methodologies including all Intellectual Property Rights in such materials. CSC and its assigns shall have the right to obtain and hold in their own name all Intellectual Property Rights in and to such materials. D&B agrees to (and shall cause its Affiliates and subcontractors to) execute any documents or take any other actions as may reasonably be necessary, or as CSC may reasonably request, to perfect CSC's ownership of any Intellectual Property Rights in such Developed CSC Software, CSC Non-Software Materials, and CSC business processes and methodologies without additional consideration and regardless of whether during or after the Term.

7.5      Residual Knowledge.

         Nothing contained in this Agreement shall restrict a Party from the use of any general ideas, concepts, know-how, methodologies, processes, technologies, algorithms or techniques retained in the unaided mental impressions of such Party's personnel relating to the Services which either Party, individually or jointly, develops or discloses under this Agreement, provided that in doing so such Party does not breach its obligations of confidentiality or infringe the intellectual property rights of the other Party or third parties who have licensed or provided materials to the other Party. Except for the license rights contained in this Software and Proprietary Rights section of the Term Sheet, neither this Agreement nor any disclosure made under this Agreement grants any license to either Party under any patents or copyrights of the other Party. This Residual Knowledge provision shall survive termination/expiration of this Agreement.

7.6      Export.

         The Parties acknowledge that certain Software and technical data to be provided under this Agreement and certain transactions under this Agreement may be subject to export controls under the laws and regulations of the United States and other countries. Neither Party shall export or re-export any such items or any direct product thereof or undertake any transaction in violation of any such laws or regulations. To the extent within CSC's control, CSC shall be responsible for, and shall coordinate and oversee, compliance with such export laws in respect of such items exported or imported under this Agreement. CSC shall not be responsible for monitoring and compliance with export/import laws as they relate to the export or import of data content transmitted electronically by or on behalf of D&B and its affiliates and users including through email, telephone, or peer to peer computer operations.

8.       Facilities

8.1      D&B Obligations.

(a) D&B shall provide to CSC the office space identified in Schedule J (the D&B Facilities ), as the same shall change from time to time. CSC shall be responsible for providing all other facilities required to perform the Services, including data center and print and fulfillment facilities.

(b) Subject to CSC's obligations under this Agreement, with respect to the D&B Facilities, D&B shall manage and maintain at historical levels the building and property electrical systems, water, sewer, lights, heating, ventilation and air conditioning (`HVAC') systems, physical security services and general custodial/landscape services (including monitoring and maintaining the uninterruptible power supply (`UPS') system, air handlers and water chillers that are primary support for the raised-floor environment in D&B Facilities. CSC shall be responsible for providing the other facilities and support it needs to provide the Services.

(c) D&B shall retain the costs of applicable facilities leases and related leasehold improvements with respect to the D&B Facilities.

(d) The D&B Facilities shall be made available to CSC on an AS IS basis, with no warranties whatsoever.

(e) D&B shall inform CSC of any plans or determination to relocate the D&B Facilities so that CSC shall have a reasonable amount of time to prepare for and implement such change or relocation as it impacts CSC. If a D&B Facility is relocated twenty (20) miles or less from the current location, D&B shall reimburse CSC for CSC's one time Out-of-Pocket Expenses incurred in connection with such relocation that CSC can demonstrate to D&B's reasonable satisfaction. If a D&B Facility is relocated more than twenty (20) miles from the current location, D&B desires to continue to receive Services at the new location, and CSC can demonstrate to D&B's reasonable satisfaction that such relocation causes a material change in CSC's ongoing costs, the Parties shall equitably adjust CSC's Charges.

8.2      CSC Obligations within D&B Facilities.

(a) CSC shall use the D&B Facilities for the sole and exclusive purpose of providing the Services, unless in its sole discretion D&B approves another use. Notwithstanding the foregoing, CSC may perform limited back office work at D&B Facilities that is incidental to the provision of the Services, such as human resources matters pertaining to in-scope CSC employees. The use of D&B Facilities by CSC shall not constitute a leasehold, a usufruct, or other property interest in favor of CSC.

(b) CSC shall use the D&B Facilities in an efficient manner and in a manner that is coordinated, and does not interfere, with D&B's other business operations. CSC shall not operate the space in a manner that unnecessarily or unreasonably increases facility or other costs incurred by D&B.

(c) CSC shall be responsible for any damage to the D&B Facilities resulting from the abuse, misuse, neglect, or gross negligence of CSC or other failure to comply with its obligations respecting the D&B Facilities.

(d) CSC shall keep the D&B Facilities in good order, not commit or permit waste or damage to D&B Facilities or use D&B Facilities for any unlawful purpose or act, and shall comply with D&B's standard policies and procedures and with applicable leases as these are made available to CSC regarding access to and use of the D&B Facilities, including procedures for the physical security of the D&B Facilities.

(e) Subject to compliance with CSC's reasonable security requirements and reasonable advance notice (where practical given the nature of access required), CSC shall permit D&B and its agents and representatives to enter into those portions of the D&B Facilities occupied by CSC staff at any time to (i) inspect the premises; (ii) show the premises; and (iii) perform facilities-related services.

(f) CSC shall not make improvements or changes involving structural, mechanical or electrical alterations to the D&B Facilities other than as specifically set forth in the Transition Plan without D&B's prior written approval. At D&B's option, any improvements to the D&B Facilities shall become the property of D&B. If D&B does not elect to take title thereto CSC shall remove the same at the end of the use of the D&B Facility and shall repair any damage caused by such removal.

(g) When the D&B Facilities are no longer required for performance of the Services, CSC shall return them to D&B in substantially the same condition as when CSC began use of them, subject to reasonable wear and tear.

8.3      D&B Use of CSC Facilities.

         CSC shall provide D&B's retained IT staff and account management group (not to exceed twenty (20) individuals and, without CSC's consent, none shall be Former Affiliate employees) with adequate office space within the Berkeley Heights Property and D&B's retained IT staff and account management group shall have the same privileges regarding use thereof (such as parking, use of cafeteria, etc.) as do CSC's employees. The use of CSC Facilities by D&B shall not constitute a leasehold, a usufruct, or other property interest in favor of D&B.

9.       Performance Standards/Service Levels

9.1      General.

         CSC shall perform the Services at least at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness and efficiency as was provided prior to the Effective Date by or for D&B, and in accordance with the quantitative Performance Standards for certain of the Services set forth in Schedule B ( Service Levels ).

9.2      Failure to Perform.

         If CSC fails to meet a Performance Standard, CSC shall promptly (taking into consideration the severity of the failure): (a) investigate, assemble and preserve pertinent information with respect to, and report on the causes of, the problem causing the Performance Standard failure, including performing a root cause analysis of the problem; (b) advise D&B, as and to the extent requested by D&B, of the status of remedial efforts being undertaken with respect to such problem; (c) minimize the impact of and correct such problem and begin meeting the Performance Standard; and (d) take appropriate preventive measures so that such problem does not recur. If after CSC performs its analysis the Parties agree that a problem is caused by D&B, D&B shall take reasonable and appropriate measures designed to prevent the reoccurrence of such problem.

9.3      Critical Service Levels and Service Level Credits.

         If CSC fails to meet those Service Levels identified in Schedule B as critical Service Levels ( Critical Service Levels ) for reasons other than the wrongful actions of D&B or circumstances that constitute a Force Majeure Event under this Agreement, then in addition to any non-monetary remedies available to D&B under this Agreement, at law or in equity, D&B may elect, in lieu of pursuing other monetary remedies, to recover as its sole and exclusive monetary remedy for the failure to meet Critical Service Levels service level credits as liquidated damages ( Service Level Credits ). The methodology for calculating such Service Level Credits is set forth in Schedule B. This Section shall not limit D&B's rights with respect to the events upon which D&B may rely as a basis for D&B's termination of this Agreement for cause, which are in addition to, and not a substitution for, such provisions.

9.4      Priority of Recovery Following Interruption of Services.

         CSC shall give the recovery of its capabilities to perform the Services and the resumption of its actual performance of the Services the same or greater priority it gives to recovering its capabilities to perform services and resuming its performance of those services for any other customer of CSC (and CSC's own operations).

9.5      User Satisfaction.

         CSC and D&B shall conduct a survey at agreed-to intervals (not less than annually) of an agreed upon percentage of the D&B user community. The surveys shall be designed to determine the level of user satisfaction and areas where user satisfaction can be improved. Such surveys shall include representative samples of each major category of user within D&B and an agreed upon number of in-depth face-to-face or telephone interviews. CSC and D&B shall mutually agree on the form and content of the surveys, which shall be no less thorough than CSC's customary user satisfaction program. The Parties shall jointly review the results of the surveys, and CSC shall develop and implement a plan to improve user satisfaction in areas where user satisfaction is low. D&B's satisfaction shall be an element of CSC employees' personal measurements and a key factor in determining business unit success. Such factors shall comprise a significant percentage of the variable incentive compensation pay of each individual holding a Key CSC Position.

9.6      Periodic Reviews.

         As more fully described in Schedule B, within twelve (12) months after the Commencement Date and at least annually thereafter, D&B and CSC shall review the Service Levels and shall make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in technology, processes and methods. The Parties expect and understand that the Service Levels shall be improved over time. As new technologies and processes are introduced, the Parties shall establish additional Service Levels reflecting industry best practices for those technologies and processes.

9.7      Measurement and Reporting.

         CSC shall utilize the necessary measurement and monitoring tools and procedures required to measure and report CSC's performance of the Services against the applicable Service Levels. Such measurement and monitoring shall permit reporting at a level of detail sufficient to verify compliance with the Service Levels, and shall be subject to audit by D&B. CSC shall provide D&B with information and access to such tools and procedures upon request, for purposes of verification, project and contract management

10.      Project and Contract Management

10.1     Steering Committee.

         The Parties shall form a steering committee to facilitate communications between them (the Steering Committee ). The Steering Committee shall be initially composed of the CSC Project Executive, President of CSC's Financial Services Group, and President of CSC Global Infrastructure Services, and the D&B Contract Executive, D&B's Chief Information Officer, and D&B's Leader of U.S. Sales. D&B has the right to change the composition of D&B's portion of the Steering Committee upon providing notice to CSC.

10.2     Reports.

(a) Within ninety (90) days after the Commencement Date, the Parties shall determine an appropriate set of periodic reports to be issued by CSC to D&B. Such reports shall (i) be no less comprehensive than the internal reporting of D&B prior to the Effective Date; and (ii) be issued at the frequency reasonably requested by D&B.

(b) CSC's reports shall include (x) daily and real-time reports consistent with D&B's practice prior to the Commencement Date; and (y) a monthly performance report, which shall be delivered to D&B within fifteen (15) days after the end of each month, describing CSC's performance of the Services in such month (the Monthly Performance Report ). Each Monthly Performance Report shall:

(i) separately address CSC's performance in each area of the Services, including data center, telecommunications, distributed systems management, and Applications development and maintenance;

(ii) for each area of the Services, assess the degree to which CSC has attained or failed to attain the pertinent objectives in that area, including with respect to the Service Levels;

(iii) explain adverse deviations from the Performance Standards and include a plan for corrective action where appropriate;

(iv) describe the status of problem resolution efforts, ongoing projects, including Applications development projects and other initiatives;

(v) set forth a record of the material Equipment, Software and personnel changes that pertain to the Services and describe planned changes during the upcoming month that may affect the Services;

(vi) set forth the utilization of resources for the month and report on utilization trends and statistics; and

(vii) include such documentation and other information as D&B may reasonably request to verify compliance with, and meeting the objectives of, this Agreement.

(c) To the extent such functionality exists as of the Commencement Date, CSC shall enable D&B to (i) access reports (both management and operational reports) online; (ii) access supporting information for reports; and (iii) manipulate such reports and supporting information and generate new reports.

10.3     Meetings.

(a) Within thirty (30) days after the Commencement Date, the Parties shall determine an appropriate set of meetings to be held between representatives of D&B and CSC. CSC shall prepare and circulate an agenda sufficiently in advance of each such meeting to give participants an opportunity to prepare for the meeting. CSC shall incorporate into such agenda items that D&B desires to discuss. At D&B's request, CSC shall prepare and circulate minutes promptly after a meeting, although D&B shall not be bound thereto and shall be under no obligation to correct or object to any errors therein.

(b)      Initially such meetings shall include the following:

(i) a weekly meeting of the D&B Contract Executive and the CSC Project Executive to discuss day-to-day operations and such other matters as appropriate;

(ii) a monthly meeting among operational personnel representing D&B and CSC to discuss the Monthly Performance Report, daily performance, planned or anticipated activities and changes that might adversely affect performance, and otherwise to address, review and discuss matters specific to D&B;

(iii) a quarterly management meeting of the Steering Committee to review the reports for the quarter, review CSC's overall performance under this Agreement, review progress on the resolution of issues, provide a strategic outlook for D&B's IT requirements, and discuss such other matters as appropriate;

(iv) an annual senior management meeting by the Parties to review relevant contract and performance issues; and

(v) such other meetings between D&B representatives and CSC Personnel reasonably requested by either Party as necessary to address performance of the Services.

10.4     Procedures Manual.

(a) The Procedures Manual shall describe the method that CSC shall use to perform and deliver the Services under this Agreement, the Equipment and Software being used, and the documentation (e.g., operations manuals, user guides, specifications) which provide further details of such activities. The Procedures Manual shall describe the activities CSC proposes to undertake in order to provide the Services, including those direction, supervision, monitoring, staffing, reporting, planning and oversight activities normally undertaken to provide services of the type CSC is to provide under this Agreement. The Procedures Manual also shall include descriptions of the acceptance testing and quality assurance procedures approved by D&B, CSC's problem management and escalation procedures, and the other standards and procedures of CSC pertinent to D&B's interaction with CSC in obtaining the Services. The Procedures Manual shall be suitable for use by D&B to understand the Services.

(b) Within sixty (60) days after the Commencement Date, CSC shall deliver a draft Procedures Manual to D&B, for D&B's comments and review. CSC shall incorporate reasonable comments or suggestions of D&B and shall finalize the Procedures Manual thirty (30) days after receiving D&B's comments. The final Procedures Manual shall be subject to the approval of D&B. CSC shall periodically update the Procedures Manual to reflect changes in the operations or procedures described therein. Updates of the Procedures Manual shall be provided to D&B for review, comment and approval. CSC shall perform the Services in accordance with the Procedures Manual. The Procedures Manual shall not be used to amend this Agreement. In the event of a conflict between the provisions of this Agreement and the Procedures Manual, the provisions of this Agreement shall control.

10.5     Change Control.

(a) At all times D&B shall be responsible for establishing D&B's IT architecture, standards and strategic direction. In performing the Services, CSC shall conform with and shall support such architecture, standards and strategic direction in accordance with the change control procedures set forth in this
Section 10.5.

(b) CSC shall be responsible for all changes to D&B's IT environment pertaining to the Services, including changes to programs, manual procedures, job control language statements, distribution parameters and schedules. CSC shall comply with the following change control requirements:

(i) prior to using any new Systems Software or new Equipment to provide the Services, CSC shall have verified that the item is consistent with the IT architecture, standards and strategic direction specified by D&B, has been properly installed, is operating in accordance with its specifications and is performing its intended functions in a reliable manner.

(ii) CSC may make temporary changes required by an emergency if it has been unable to contact an appropriate D&B manager to obtain such approval after making reasonable efforts. CSC shall document and promptly report such emergency changes to D&B, which changes shall then be subject to D&B's approval.

(iii) CSC shall not make the following changes, including implementing a change in technology, without first obtaining D&B's approval, which such approval D&B may withhold in its discretion:

(A) a change adversely affecting the function or performance of, or decreasing to any significant degree the resource efficiency of, the Services;

(B) a change increasing D&B's Charges under this Agreement or other costs or fees of D&B;

(C) a change inconsistent with the IT architecture, standards or strategic direction specified by D&B; or

(D) a change impacting the way in which D&B conducts its business or operations which impact D&B considers to be adverse.

(iv) CSC shall move programs from development and test environments to production environments in a controlled and documented manner, so that no changes are introduced into the programs during such activity, and with the full capability of restoring to the prior state until the programs have been established as fully operational.

(c) Beginning on the Commencement Date, the Parties shall use the Change Control Procedure attached as Exhibit A-2. Within sixty (60) days after the Commencement Date, CSC shall propose a more detailed Change Control Procedure detailing how CSC will comply with the requirements set forth in this Section 10.5 and otherwise control changes to D&B's IT environment pertaining to the Services throughout the Term. CSC shall incorporate reasonable comments or suggestions of D&B and shall finalize the Change Control Procedure thirty (30) days after receiving D&B's comments. Once approved by D&B, the final Change Control Procedure shall replace the initial Change Control Procedure attached as Exhibit A-2. The Change Control Procedure shall not be used to amend this Agreement; however, it may be used to identify the need for the Parties to amend this Agreement. In the event of a conflict between the provisions of this Agreement and the Change Control Procedure, the provisions of this Agreement shall control.

(d) D&B shall have the right to approve in advance any action or decision of CSC affecting the provision of Services, including Equipment, Software, and systems configuration, that may have an adverse effect on D&B's use of the Services. Adverse effect on D&B's cost or Service Levels is acknowledged to be a reasonable basis for disapproval. D&B shall have the right to set priorities in scheduling work. If, in accordance with the Procedures Manual, D&B requests a change in priorities, CSC shall use Commercially Reasonable Efforts to accommodate the change without negatively impacting the Service Levels; if the Service Levels shall be impacted, CSC shall notify of the anticipated impact and the Parties shall agree on the approach to be taken.

10.6     Subcontracting.

(a) Subject to Section 10.6(b), except as and to the extent D&B may agree otherwise in writing, CSC may subcontract its obligations under this Agreement only in accordance with the following:

(i) CSC may not delegate or subcontract any of its responsibilities under this Agreement (including to Affiliates) without prior written approval of D&B, which D&B shall not unreasonably withhold except with respect to D&B Competitors with respect to whom D&B may withhold its consent in its sole discretion. Prior to entering into a subcontract with a third party, CSC shall give D&B reasonable prior written notice specifying the components of the Services affected, the scope of the proposed subcontract, and the identity and qualifications of the proposed subcontractor. At D&B's request, CSC shall forward to D&B a description of the material terms (other than financial) of the subcontract or proposed subcontract.

(ii) D&B shall have the right to revoke its prior approval of a subcontractor and direct CSC to replace such subcontractor if the subcontractor's performance is materially deficient, good faith doubts exist concerning the subcontractor's ability to render future performance because of changes in the subcontractor's ownership, management, financial condition, or otherwise, or there have been material misrepresentations by or concerning the subcontractor, or a subcontractor which at the time approved is a majority owned Affiliate of CSC ceases to be such an Affiliate.

(b) CSC may, in the ordinary course of business, subcontract (i) for third party services or products that are not exclusively dedicated to D&B, are not material to a particular function constituting a part of the Services, and do not involve performance at D&B's Facilities or (ii) with temporary personnel (who are not D&B Competitors) for the provision of temporary contract labor (collectively, Shared Subcontractors ); provided that such Shared Subcontractors possess the training and experience, competence and skill to perform the work in a skilled and professional manner and such subcontracts do not adversely affect D&B, whether in performance of or Charges for the Services or otherwise. D&B shall have no approval right with respect to such Shared Subcontractors.

(c) CSC shall remain responsible for obligations, services and functions performed by subcontractors to the same extent as if such obligations, services, and functions were performed by CSC employees and for purposes of this Agreement such work shall be deemed work performed by CSC. CSC shall be D&B's sole point of contact regarding the Services, including with respect to payment.

(d) CSC shall not disclose D&B Confidential Information to a subcontractor unless and until such subcontractor has agreed in writing to protect the confidentiality of such Confidential Information in a manner substantially equivalent to that required of CSC under this Agreement, and then only on a need-to-know basis.

(e) To the extent subcontractors, agents, representatives, and other entities perform, or otherwise provide support to CSC related to the Services, CSC shall cause such entities to comply with the obligations and restrictions associated with the services, functions, and responsibilities performed by such subcontractors, agents, representatives, and other entities that are applicable to CSC under this Agreement (except in the case of a subcontract assigned to CSC by D&B to the extent CSC's ability to do so is limited by the terms of the applicable subcontract).

10.7     Technology Planning and Budgeting.

         CSC shall prepare an annual technology plan in accordance with the provisions of this Section and subject to Section 10.5(a) (the Technology Plan ). Each Technology Plan after the first shall review and assess the immediately preceding Technology Plan. The Technology Plan shall consist of a three-year plan and an annual implementation plan as described below.

(a) Three-Year Plan. The Technology Plan shall include a comprehensive assessment and strategic analysis of D&B's then-current IT systems and services for the next three (3) years, including an assessment of the appropriate direction for such systems and services in light of D&B's business priorities and strategies and competitive market forces (to the extent such business information is provided by D&B to CSC). The Technology Plan shall include a specific identification of proposed software and hardware strategies and direction, a cost projection, a cost/benefit analysis of any proposed changes, a description of the types of personnel skills and abilities needed to respond to any recommended changes or upgrades in technology, a general plan and a projected time schedule for developing and achieving the recommended elements, and references to appropriate information services operations platforms that support service level requirements, exploit industry trends in production capabilities and provide potential price performance improvement opportunities.

(b) Annual Implementation Plan. As necessary to support the overall objectives and directions of the three-year plan, the annual implementation plan shall provide specific guidance as to the information services requirements, projects and plans for the upcoming year, including details on operations, maintenance backlog and development activities. The annual implementation plan shall include a summary review of CSC's performance of the Services in the year then concluding, and shall provide updates and revisions of the long-term plan as appropriate. An annual implementation plan shall be prepared for each year of the Agreement. As part of the process for preparing the annual implementation plan, the Parties shall review the overall operation of the Agreement to ensure that the Services continue to meet D&B's strategic IT requirements.

(c) Drafting Responsibility. CSC shall submit to D&B a draft of the Technology Plan for D&B's review and approval, which draft shall have been developed with input from key business users of D&B. CSC shall submit the final Technology Plan to D&B within fifteen (15) days of receiving D&B's comments. The draft of the Technology Plan for the first year shall be provided within three (3) months of the Commencement Date.

10.8     Technology Plan Timing and Update.

         The schedule for developing and delivering each Technology Plan shall be coordinated to support D&B's annual business planning cycle and the annual senior management meeting described in Section 10.3(b)(iv). The Technology Plan shall be updated during the year as necessary to reflect changes in the business of D&B that materially impact the validity of the then-existing Technology Plan. CSC shall recommend modifications to the Technology Plan as it deems appropriate, and shall revise the Technology Plan as requested or approved by D&B.

10.9     Quality Assurance and Improvement Programs.

         As part of its total quality management process, CSC shall provide continuous quality assurance and quality improvement through: (i) the identification and application of proven techniques and tools from other installations within its operations (i.e., Best Practices ) to the extent such Best Practices are appropriate to the Services, technical architecture, and unique elements of D&B's environment; and (ii) the implementation of concrete programs, practices and measures designed to improve Performance Standards. Such procedures shall include checkpoint reviews, testing, acceptance, and other procedures for D&B to confirm the quality of CSC's performance, and shall be included in the Procedures Manual. CSC shall utilize project management tools, including productivity aids and project management systems, as appropriate in performing the Services.

10.10    Coordination of Additional Marketing to D&B.

         CSC shall coordinate all marketing efforts for expansion of the Services and for New Services to D&B and its Affiliates with, and comply with the rules of engagement provided from time to time by, the D&B Contract Executive.

10.11    Local Enabling Agreements.

(a) It is the intention of the Parties that this Agreement shall provide for provision of the Services at the geographic locations provided herein, including those which may be located outside of the United States. With respect to Services to be provided to D&B Affiliates outside of the United States D&B's intention is that it shall purchase such Services from CSC and resell them to its Affiliates.

(b) If D&B elects to have CSC (or CSC's local Affiliate) sell such Services directly to D&B's local Affiliate, D&B shall notify CSC and CSC (or, at CSC's election, CSC's local Affiliate) shall enter into an enabling agreement (a Local Enabling Agreement ). Such Local Enabling Agreements may supplement Schedules and Exhibits to this Agreement as appropriate (e.g., by updating the list of Systems Software to include any additional Systems Software used at the newly included site or by the newly included Affiliate). In the event of any conflict between this Agreement and any Local Enabling Agreement, this Agreement shall govern. This Agreement may only be amended pursuant to the procedure set forth in Section 23.17 and any provision in any Local Enabling Agreement which purports to amend this Agreement shall be void and of no effect.

(c) Without CSC's consent no Local Enabling Agreement shall alter the net amounts to be received by CSC, expand the geographic scope, or otherwise alter the Parties' respective rights and obligations under this Agreement. Unless the Parties specify otherwise in the Local Enabling Agreement, there shall be no termination charge for termination of a Local Enabling Agreement, and D&B shall have the right to terminate any Local Enabling Agreement at any time. No Local Enabling Agreement shall be effective unless it is approved by the D&B Contract Executive and the CSC Project Executive. Each Party shall have joint and several liability for the respective obligations of its local Affiliates under such agreement.

10.12    Releases Void.

         If D&B's personnel are required to execute any releases, waivers, confidentiality agreements, or similar forms to obtain access to CSC's or its subcontractors premises they shall be void and shall not be pleaded or introduced in any action. This Section shall not apply to confidentiality and industrial security forms required to access any CSC premises that are used by CSC to provide services to governmental entities. Notwithstanding the foregoing, each Party shall be responsible for complying with the confidentiality obligations provided in this Agreement.

11.      Audits, Record Retention

11.1     Audit Rights.

(a) CSC shall maintain a complete audit trail of all financial transactions and customary records of non-financial transactions resulting from this Agreement. CSC shall provide to D&B's Affiliates and Former Affiliates, and its and their auditors (including internal audit staff and external auditors), inspectors, regulators and other representatives as D&B may from time to time designate in writing, access at all reasonable times (and in the case of regulators at any time required by such regulators) to any facility or part of a facility at which either CSC or any of its subcontractors is providing the Services, to CSC Personnel, and to data and records relating to the Services (excluding: (x) attorney-client privileged information; (y) internal audits (provided that CSC shall provide summaries of such audits that are prepared by the person that produced the original audit report); and (z) cost data (other than where cost is the basis for determining D&B's charges)) for the purpose of performing audits and inspections of either CSC or any of its subcontractors during the Term and for the period CSC is required to maintain records hereunder to:

(i) verify the accuracy of Charges and invoices, and the inventory of D&B supplies and other D&B assets, if any;

(ii) verify the integrity of D&B data and examine the systems that process, store, support and transmit that data; and

(iii) examine CSC's performance of the Services and conformance to the terms of this Agreement including, to the extent applicable to the Services and to the Charges therefore, performing audits:

(A)      of practices and procedures;

(B)      of systems, Equipment and Software;

(C) of supporting information and calculations regarding compliance with Performance Standards;

(D)      of general controls and security practices and procedures;

(E)      of disaster recovery and back-up procedures;

(F) of the efficiency of CSC in performing the Services (but only to the extent affecting Charges for, or timing of, Services); and

(G) as necessary to enable D&B to meet, or to confirm that CSC is meeting, applicable regulatory and other legal requirements.

(b) CSC shall use Commercially Reasonable Efforts to include the provisions of this Section 11.1 in its agreements with its subcontractors. If CSC is unable to include such provisions in a subcontract, CSC shall disclose such inability in connection with obtaining D&B's consent to use such subcontractor. D&B may in its sole discretion approve or reject such subcontractor. Without limiting the generality of the foregoing, the audit rights with respect to subcontracts assigned by D&B to CSC shall be as set forth in such subcontracts.

(c) CSC shall provide to D&B's auditors, inspectors, regulators, and representatives the assistance they require, including installing and operating audit software. CSC shall notify D&B if the installation of any audit software would adversely affect CSC's ability to meet the Performance Standards. After receiving such notice, D&B shall either alter its request or temporarily waive the Performance Standards that would be adversely affected. CSC shall cooperate fully with D&B and its designees in connection with audit functions and with regard to examinations by regulatory authorities. D&B's auditors and other representatives shall comply with CSC's reasonable security requirements.

(d) If a pre-existing or new agreement between D&B and any of its customers provides such customers the right to audit D&B's operations the audit rights hereunder shall be extended to such customer to the extent relevant to such customer's agreement with D&B; provided that D&B shall at all times be responsible for such auditors as if they were D&B personnel and for coordinating any such audits.

(e) With respect to any change management or benchmarking adjustment proposed by CSC, or any proposed adjustment offered by CSC in connection with an Extraordinary Event, New Service or D&B's withdrawal of Services under Section 3.6(b) (each, an Adjustment ), if D&B disputes such Adjustment, in addition to any other rights that D&B has under this Agreement, D&B may retain an independent third party (which may include D&B's auditors or Deloitte & Touche, notwithstanding their other relationships with D&B) to audit CSC's or any of its subcontractor's costs (to the extent cost is the basis for determining D&B's Charges) associated with such Adjustment; provided (i) such independent third party shall execute a nondisclosure agreement with both Parties containing confidentiality and nondisclosure terms substantially similar to those set forth in this Agreement, and (ii) such independent third party may not disclose CSC's or any of its subcontractor's cost data associated with such Adjustment to D&B, but may provide sufficient information to D&B to enable D&B to assess the validity of such Adjustment. CSC shall maintain, and shall cause its subcontractors to maintain, sufficient records to permit such independent third party to conduct such audits, and shall provide such independent third party with reasonable access to its and each of its subcontractor's records for the purpose of performing such audits. CSC shall provide its full cooperation and assistance as is reasonably requested by such independent third party.

11.2     CSC Audits.

         CSC shall conduct audits of or pertaining to the Services in such manner and at such times as is consistent with the audit practices of well managed operations performing services similar to the Services. CSC shall perform a security audit at least annually. CSC will provide D&B with SAS 70 reports for facilities used to provide Services to D&B if required by D&B's independent auditors. CSC shall provide D&B with the results of all audits relating to the Services.

11.3     Audit Follow-up.

(a) Following an audit or examination, D&B may conduct (in the case of an internal audit), or request its external auditors or examiners to conduct, an exit conference with CSC to obtain factual concurrence with issues identified in the review.

(b) CSC shall make available promptly to D&B the results of any review or audit conducted by CSC or CSC's Affiliates, or their contractors, agents or representatives (including internal and external auditors), relating to CSC's operating practices and procedures to the extent that the review, audit or subsequent results are relevant to the Services or D&B. Such audits shall include SAS 70 reports.

(c) CSC and D&B shall meet to review each audit report promptly after its issuance and to agree mutually upon the appropriate manner, if any, in which to respond to the changes suggested by the audit report. D&B and CSC agree to develop operating procedures for the sharing of audit and regulatory findings and of reports related to CSC's operating practices and procedures produced by auditors or regulators of either Party.

11.4     Records Retention.

         Until the latest of (a) three (3) years after creation of the record;
(b) all pending matters relating to this Agreement are closed; or (c) the information is no longer required to meet D&B's records retention policy as disclosed by D&B to CSC and as such policy may be adjusted from time to time, CSC shall maintain and provide access upon request to the records, documents, and other information required to meet D&B's audit rights under this Agreement. Before destroying or otherwise disposing of such information, CSC shall provide D&B with sixty (60) days prior notice and offer D&B the opportunity to recover such information or to request CSC to deliver such information to D&B, with D&B paying CSC's Out-of-Pocket Expenses.

11.5     Discovery of Overcharge of D&B.

         If an audit shows that CSC has overcharged D&B, at D&B's option CSC shall credit to D&B's account an amount equal to the amount of the overcharge plus interest at the Default Rate calculated from the date the overcharge was paid by D&B to CSC, or to pay the amount to D&B directly. If an audit shows that CSC overcharged D&B, net of any undercharges identified in the audit, then CSC shall also pay D&B an amount equal to the cost of the audit (but not more than the net amount of the overcharges). Notwithstanding the foregoing, if CSC disputes the results of any audit it shall not be required to pay D&B any amounts payable under this Section 11.5 until it has been determined that there is an amount owing pursuant to Article 20.

12.      D&B Responsibilities

12.1     Responsibilities.

         D&B shall have no other responsibilities than those expressly set forth in this Agreement. Those responsibilities include the following:

(a) D&B shall designate one (1) individual to whom CSC may address operational communications concerning this Agreement (the D&B Contract Executive ).

(b) D&B shall cooperate with CSC, including by making available management decisions, information, approvals and acceptances, as reasonably requested by CSC so that CSC may accomplish its obligations and responsibilities under this Agreement. The D&B Contract Executive or such person's designee shall be the principal point of contact for obtaining such decisions, information, approvals and acceptances. Only personnel as expressly so designated by the D&B Contract Executive shall be authorized to make commitments on the part of D&B that amend this Agreement or commit resources that are subject to a Resource Baseline. To the extent CSC relies on the apparent authority of other personnel, it does so at its own risk and without obligation on D&B's part.

12.2     Savings Clause.

         Due to the impact any termination of this Agreement would have on D&B's business, D&B's failure to perform its responsibilities set forth in this Agreement (other than D&B's failure to pay undisputed amounts) shall not be grounds for termination by CSC. CSC acknowledges that D&B would not be willing to enter into this Agreement without assurance that it may not be terminated by CSC and that CSC may not suspend performance except, and only to the extent, provided under this Agreement. CSC's nonperformance of its obligations under this Agreement shall be excused if and to the extent (a) such CSC nonperformance results from D&B's failure to perform its responsibilities; and (b) CSC provides D&B with reasonable notice of such nonperformance and (if requested by D&B) uses Commercially Reasonable Efforts to perform notwithstanding D&B's failure to perform with D&B being responsible to reimburse CSC for its additional chargeable resource units, or, if no resource unit applies, its Out-of-Pocket Expenses for such efforts.

13.      Charges

13.1     General.

         The charges for the Services ( Charges ) are set forth in this Agreement. D&B shall not be required to pay CSC any amounts for the Services in addition to those set forth in this Agreement. Except as otherwise set forth in this Agreement, in no event will information or changes in circumstances discovered after the Effective Date regarding D&B operations of any kind serve as the basis for CSC to adjust the pricing or terms of this Agreement or any of the Schedules.

13.2     Pass-Through Expenses.

(a) Pass-Through Expenses shall mean third-party charges that are to be both (i) paid directly by D&B, and (ii) administered by CSC. All Pass-Through Expenses shall be listed in Exhibit C-7 of Schedule C.

(b) CSC shall arrange for delivery by third parties to CSC of invoices for Pass-Through Expenses. CSC shall promptly review such invoices upon receipt and provide D&B with the original invoice together with a statement identifying which Charges are proper and valid and should be paid by D&B.

(c) CSC shall use Commercially Reasonable Efforts to minimize the amount of Pass-Through Expenses. With respect to services or materials paid for on a Pass-Through Expenses basis, D&B reserves the right to:

(i) obtain such services or materials directly from one or more third parties;

(ii) designate the third-party source for such services or materials;

(iii) designate the particular services or materials (e.g., equipment make and model) CSC shall obtain (although if CSC demonstrates to D&B that such designation shall have an adverse impact on CSC's ability to meet the Service Levels, such designation shall be subject to CSC's approval);

(iv) designate the terms for obtaining such services or materials (e.g., purchase or lease and lump sum payment or payment over time);

(v) require CSC to identify and consider multiple sources for such services or materials or to conduct a competitive procurement, provided that D&B shall reimburse CSC for any material incremental expense incurred by CSC in conducting such a competitive procurement; and

(vi) review and approve the applicable Pass-Through Expenses before entering into a contract for particular services or materials.

13.3     Incidental Expenses.

         Except as may be otherwise provided in this Agreement, expenses that CSC expects to incur in performing the Services (including travel and lodging, document reproduction and shipping, and long-distance telephone) are included in CSC's Charges and rates set forth in this Agreement. Accordingly, such CSC expenses are not separately reimbursable by D&B unless, on a case-by-case basis for unusual expenses, D&B has agreed in advance and in writing to reimburse CSC for the expense.

13.4     Taxes.

(a) Each Party shall be responsible for any personal property taxes on property it owns or leases, for franchise and privilege taxes on its business, and for taxes based on its net income or gross receipts.

(b) CSC shall be responsible for any sales, use, excise, value-added, services, consumption or other taxes and duties payable by CSC on the goods or services used or consumed by CSC in providing the Services where the tax is imposed on CSC's acquisition or use of such goods or services and the amount of tax is measured by CSC's costs in acquiring such goods or services.

(c) D&B shall be responsible for any and all sales, use, excise, value-added, services, consumption, and other taxes assessed on the provision of the Services as a whole, or on any particular Service, that are effective on or before the Effective Date.

(d) The Parties shall share equally the responsibility for any increases in the rates of such taxes as well as any newly imposed taxes assessed on the provision of the Services as a whole, or on any particular Service, that become effective after the Effective Date; except that (i) D&B shall be responsible for any such new taxes applicable to Services that D&B requests that CSC provide from or to a new geographic location; and (ii) CSC shall be responsible for any such new taxes applicable to Services CSC elects to provide from a new geographic location for reasons other than to satisfy a D&B request.

(e) If, or any sales, use, excise, value added, services, consumption or other tax is assessed on the provision of any of the Services, the Parties shall work together to segregate the payments under this Agreement into three (3) payment streams:

(i)      those for taxable Services;

(ii) those for which CSC functions merely as a payment agent for D&B in receiving goods, supplies, or services (including leasing and licensing arrangements); and

(iii)    those for other nontaxable Services.

(f) The Parties agree to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the maximum extent legally permissible. Unless D&B has provided CSC with tax-exemption, direct pay, or resale certificates, CSC's invoices shall separately state the amounts of any taxes CSC is collecting from D&B, and CSC shall remit such taxes to the appropriate authorities.

(g) Each Party shall provide and make available to the other any direct pay or resale certificates, information regarding out-of-state or out-of-country sales or use of equipment, materials or services, and other exemption certificates or information reasonably requested by the other Party.

(h) Each Party shall promptly notify the other Party of, and coordinate with such other Party the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which it is responsible hereunder, it being understood that with respect to any claim arising out of a form or return signed by a Party to this Agreement, such Party shall have the right to elect to control the response to and settlement of the claim, but the other Party shall have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities.

(i) If D&B requests CSC to challenge the imposition of any tax, CSC shall do so in a timely manner and D&B shall reimburse CSC for the reasonable legal fees and expenses it incurs.

(j) Each Party shall be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by such Party.

13.5     Extraordinary Events.

(a) An Extraordinary Event shall mean with respect to a resource subject to a baseline, a circumstance in which D&B's actual usage of such resource varies or is expected to vary from the applicable baseline for the foreseeable future or at least three (3) consecutive months by more than plus or minus twenty percent (20%) other than as a result of D&B's use of another outsourcer or performing the affected portion of the Services itself.

(b) If D&B notifies CSC of the occurrence of an Extraordinary Event, CSC's Charges and resources (including base charges and rates as appropriate) shall be adjusted in accordance with this Agreement. CSC's adjustment in resources shall be in accordance with a plan prepared by CSC and approved by D&B or, in the absence of such plan, as reasonably requested by D&B and approved by CSC. For the avoidance of doubt, CSC shall not have the right to declare an Extraordinary Event.

(c) As used in this Agreement: Targeted Resource Reductions shall mean those resources no longer required by CSC to provide the Services. Targeted Cost Reductions shall mean the costs (including appropriate indirect and overhead costs) and related profit that can be eliminated or reduced as and when the Targeted Resource Reductions are eliminated. Targeted Resource Additions shall mean those new or modified resources newly required by CSC to provide the Services. Targeted Cost Increases shall mean the costs (including appropriate indirect and overhead costs) and a reasonable profit that would be incurred as and when the Targeted Resource Additions are placed in service.
(d) If D&B declares an Extraordinary Event, CSC shall proceed to use Commercially Reasonable Efforts to eliminate the Targeted Resource Reductions as quickly as feasible, and CSC shall proceed to deploy the Targeted Resource Additions as quickly as feasible given D&B's requirements. As the Targeted Resource Reductions are eliminated, the base charges shall be reduced by the full amount of the Targeted Cost Reductions applicable to Targeted Resource Reductions, and any affected Resource Baselines shall be equitably adjusted, as appropriate. As the Targeted Resource Additions are placed into service, the base charges shall be increased by the full amount of the Targeted Cost Increases applicable to such Targeted Resource Additions, any affected Resource Baselines shall be equitably adjusted, as appropriate, and ARC Rates and RRC Rates specified in Schedule C shall be equitably adjusted to reflect the changed circumstances. If CSC does not use Commercially Reasonable Efforts to eliminate the Targeted Resource Reductions as quickly as feasible, the Base Charges shall be reduced retroactively to the date on which the Targeted Resource Reductions would have been eliminated had CSC used such Commercially Reasonable Efforts.

(e) The Parties initially shall attempt to agree upon (i) the occurrence of an Extraordinary Event; (ii) Targeted Resource Reductions, Targeted Cost Reductions, Targeted Resource Additions, and Targeted Cost Increases; and (iii) the appropriate adjustment to Charges and the timing thereof. If within sixty
(60) days following D&B's notice of the occurrence of an Extraordinary Event, the Parties have not agreed upon the foregoing, then the Parties shall attempt to resolve the issue using the dispute resolution process set forth in this Agreement. Decisions under the dispute resolution process shall be effective as of sixty (60) days from the date of such notice from D&B.

13.6     New Services.

         Services that are materially different from, and in addition to, the Services shall be considered New Services. The Parties' obligations with respect to New Services shall be as follows:

(a) If the performance of the additional functions can be reflected in a change in the volume of chargeable resource usage, and the net change in the resources and expenses required to perform the additional functions would not be disproportionately different from the corresponding change in the volume or composition of such chargeable resource usage from performing such additional functions, then the charge, if any, for such additional functions shall be determined pursuant to Schedule C and the other Sections of this Agreement relating to New Services. The additional functions shall then be considered Services and shall be subject to the provisions of this Agreement.

(b) If the net change in the resources and expenses required to perform the additional functions would be disproportionately different from the corresponding change in the volume or composition of chargeable resource usage from performing such additional functions, then:

(i) CSC shall quote to D&B a charge (which may be variable) for such additional functions that is no more than the charge CSC provides to customers similar to D&B for similar services under similar circumstances. Such charges shall take into account, as applicable, resources and expenses of CSC for then-existing portions of the Services that would no longer be required if the additional functions would be performed by CSC; and

(ii) upon receipt of such quote, D&B may then elect to have CSC perform the additional functions, and the Charges under this Agreement shall be adjusted, if appropriate, to reflect such functions. If D&B so elects, such services shall be subject to the provisions of this Agreement.

(c) If, although the Parties cannot agree upon the pricing applicable to such New Services, D&B nonetheless desires CSC to perform them, and as the incumbent service provider CSC has a competitive advantage over third parties in providing such New Services, then upon D&B's instruction to proceed CSC shall begin performance and the following charge determination mechanism shall apply (except where an existing ARC or RRC rate can be applied to the New Service, in which case such ARC or RRC rate shall be applied in lieu of the following mechanism). For Services, CSC's charge shall be CSC's actual costs, uplifted by eighteen and one-half percent (18.5%). For equipment procurement (excluding any associated maintenance or support Services), CSC's charge shall be equal to CSC's actual costs, uplifted by four percent (4%). D&B shall be entitled to audit CSC's costs pursuant to the provisions of Section 11.1(e) in order to ensure CSC's compliance with this provision.

(d) D&B may in its discretion elect to solicit and receive bids from, or otherwise enter into agreements with, third parties to perform or to perform itself such additional functions. If D&B so elects, CSC shall cooperate with D&B and the third parties with respect to the provision of such services. Any material additional cost borne by CSC as a result of such an election that is not recovered in the unit charges identified in Schedule C shall be reimbursed by D&B as an Out-of-Pocket Expense. CSC shall notify D&B if the performance of activities requested by D&B under this requirement would adversely affect CSC's ability to meet the Service Levels. After receiving such notice, D&B may either alter its request or temporarily waive the Service Levels that would be adversely affected.

(e) Evolution, supplements, modifications, enhancements and replacements of the Services over time to keep pace with technological advancements and improvements in the methods of delivering services shall not be deemed to be functions materially different from and in addition to the Services.

13.7     Benchmarks for Cost of Services.

(a) D&B shall have the right during the Term, beginning as of the second anniversary of the Commencement Date, to benchmark the Charges for all or a portion of the Services by Service tower, provided that benchmarking of particular Charges may not be undertaken more than one time in any rolling two
(2) year period.

(b) A benchmarking under this Section shall be conducted by an independent industry-recognized benchmarking service provider designated by D&B and approved by CSC (other than a competitor of CSC in the outsourcing business or in a Service Tower that is being benchmarked) (the Benchmarker ). CSC agrees that Gartner Measurements Group, Compass Group, and Meta Group are each acceptable as a Benchmarker. If CSC rejects any other Benchmarker suggested by D&B, as a condition to such rejection CSC shall also provide D&B with the names of five
(5) proposed Benchmarkers that would be acceptable to CSC. D&B shall retain and pay the charges for the Benchmarker. The Parties shall cooperate with the Benchmarker, including, as appropriate, making available knowledgeable personnel and pertinent documents and records.

(c) The Benchmarker shall perform the benchmarking in accordance with Benchmarker's documented procedures that shall be provided to the Parties prior to the start of the benchmarking process. The Benchmarker shall compare the Charges under this Agreement for the Services being benchmarked to the costs being incurred in a representative sample of IT operations by or for other entities. The Benchmarker shall select the representative sample from entities
(i) identified by the Benchmarker and approved by the Parties and (ii) identified by a Party and approved by the Benchmarker. The following conditions apply to the representative sample: (A) it shall include no more than eight (8) entities and no less than four (4) entities; (B) it may include entities that are outsourcing customers of CSC; and (C) it may not include non-outsourced entities.

(d) The Benchmarker is to conduct a benchmarking as promptly as is prudent in the circumstances. In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking to accommodate, as appropriate, differences in volume of services, scope of services, service levels, financing or payment streams, service window coverage, geographic scope, CSC's upfront costs, the relationship between charges for an individual tower and the aggregate charges, the overall financial structure of the agreement, sophistication of the underlying technology, contract terms and conditions (to the extent available), other factors unique to D&B's and the comparison contract's requirements, and other factors the Benchmarker views to be pertinent. Each Party shall be provided a reasonable opportunity to review, comment on and request changes in the Benchmarker's proposed findings. Following such review and comment, the Benchmarker shall issue a final report of its findings and conclusions.

(e) If in the final report of the Benchmarker, the Charges to D&B under this Agreement for the benchmarked Services are not in the least expensive quartile of the representative sample, then:

(i) CSC shall give D&B written notification within thirty (30) days after issuance of the Benchmarker's final report that CSC accepts such final report, and CSC promptly shall develop a plan and schedule, subject to the approval of D&B, to bring CSC's Charges within the top quartile in a reasonable period of time, but in any event no longer than within six (6) months. Without limiting the generality of the foregoing, the plan may propose changes to the method, manner, or quality of the Services to the extent CSC can demonstrate the changes were not already reflected in the benchmark. CSC then shall implement the plan and achieve the top quartile in the designated period of time.

(ii) if CSC does not provide notification in accordance with paragraph (i) above, fails to develop promptly and implement a plan in accordance with paragraph (i) above, or fails to satisfy paragraph (i) above in the required time period, then D&B may terminate the benchmarked Services or any portion thereof by giving CSC at least sixty (60) days prior notice. D&B shall pay CSC sixty percent (60%) of the applicable Termination for Convenience charge shown in Schedule C in the case of a termination pursuant to this Section during the first five (5) years of the Term; thereafter, there shall be no Termination Charge for a termination by D&B pursuant to this Section. In the case of termination by D&B of Services in accordance with this Section, the Charges payable under this Agreement for continuing Services shall be equitably adjusted to reflect the Services that are terminated.

(f) If in the final report of the Benchmarker, the Charges to D&B under this Agreement for the benchmarked Services are in the top quartile of the representative sample (viewed from the perspective of most beneficial to D&B), then no adjustment shall be made. In no event shall Charges be increased based on the results of a benchmarking process.

(g) The determination of the Benchmarker shall be final and binding on the Parties, unless a Party demonstrates: (i) fraud or collusion in the benchmarking process, (ii) that the Benchmarker made an arithmetic error, or (iii) a material failure of the Benchmarker to conform to the methodology set forth in Sections 13.7(c) and 13.7(d).

13.8     Most Favored Customer.

         If CSC provides services similar in scope and size to any of the Services to a third party, in a similar geography, and with a similar overall structure and material contract terms, at a price more favorable than the pricing set forth in this Agreement, CSC shall promptly notify D&B and reduce its Charges for the Services to equal such more favorable pricing. Any such price reduction shall be retroactive to the date on which such more favorable pricing was first provided to such third party. CSC will provide an annual certification of its compliance with this Section, executed by an officer of CSC.

14.      Invoicing and Payment

14.1     Invoicing.

(a) CSC shall invoice D&B for all Charges due under this Agreement on a monthly basis in arrears.

(b) To the extent a credit is due D&B pursuant to this Agreement, CSC shall provide D&B with an appropriate credit against amounts then due and owing; if no further payments are due to CSC, CSC shall pay such amounts to D&B within thirty
(30) days.

(c) CSC shall render a single consolidated invoice for each month's Charges, showing the details reasonably specified by D&B, including details necessary to satisfy D&B's internal accounting and chargeback requirements (such as allocating Charges among business units, Service components, projects, locations, Affiliates and departments) to the extent such details and requirements are provided by D&B as of the Commencement Date. Such invoice shall separately identify Pass-Through Expenses for the month, amounts prepaid by D&B, and the amounts of any taxes CSC is collecting from D&B. The invoice shall state for each item or Service charged, other than the Annual Services Charges and ARCs or RRCs, the clause in this Agreement authorizing CSC to charge for such item or Service. CSC shall include with the invoice the calculations utilized to establish the charges in sufficient detail to enable D&B to confirm the accuracy of the Charges included in the invoice. The form of invoice is included as Exhibit C-6 to Schedule C.

(d) Each month's invoice shall be complete as to the Charges for such month. CSC may not charge D&B any additional amounts for a month for which an invoice has been rendered, except: (i) mistakes not corrected in the next month's invoices (e.g. the month after the erroneous billing); (ii) certain charges which are not reasonably capable of being determined as of the date of such invoice (provided that notice of the existence of such charges is given in such invoice); or (iii) if different payment terms are agreed upon with respect to a specific amount.

14.2     Payment Due.

         Subject to the other Sections of this Agreement, invoices complying with the requirements of this Agreement and properly submitted to D&B shall be due and payable by D&B within thirty (30) days after receipt by D&B. Interest on overdue Charges shall not accrue until D&B is given five (5) Business Days notice of non-payment and thereafter interest shall accrue at prime rate plus two (2) percentage points (the Default Rate ). For the purposes of this Agreement, the prime rate shall be the rate charged by Citibank, N.A. as its prime lending rate from time to time.

14.3     Accountability.

         CSC shall maintain complete and accurate records of and supporting documentation for the amounts billable to and payments made by D&B under this Agreement in accordance with generally accepted accounting principles applied on a consistent basis. CSC shall provide D&B with documentation and other information with respect to each invoice as may be reasonably requested by D&B to verify accuracy and compliance with the provisions of this Agreement.

14.4     Proration.

         Periodic Charges under this Agreement are to be computed on a calendar month basis, and shall be prorated for any partial month.

14.5     Prepaid Amounts.

         Where D&B has prepaid for a service or function for which CSC is assuming financial responsibility under this Agreement, upon either Party identifying the prepayment, CSC shall refund to D&B that portion of such prepaid expense that is attributable to periods on and after the Commencement Date, provided that if such prepayment is not identified in Exhibit C-11 as a prepayment existing as of Effective Date, the foregoing shall apply only to the extent CSC benefits from the prepayment. Upon CSC's request and as a condition to CSC's obligation, D&B shall provide substantiation and documentation of any prepaid expense for which it believes it is entitled to credit hereunder. If, upon termination or expiration of this Agreement, D&B receives the benefit of a service or function for which CSC has prepaid, D&B shall refund to CSC that portion of such prepaid expense that is attributable to periods on or after the termination/expiration date to the extent D&B benefits from the prepayment. Upon D&B's request and as a condition to D&B's obligation, CSC shall provide substantiation and documentation of any prepaid expense for which it believes it is entitled to credit hereunder.

14.6     Refunds and Credits.

         If a Party receives a refund, credit or other rebate for goods or services previously paid for by the other Party, the receiving Party shall promptly notify the other Party of such refund, credit or rebate and shall promptly pay the full amount of such refund, credit or rebate, as the case may be, to the other Party.

14.7     Deduction.

         D&B shall have the right to deduct from amounts owed by D&B to CSC under this Agreement any amount that CSC is obligated to pay to or credit to D&B other than amounts which may be owing under the Strategic Alliance Agreement, dated as of the Effective Date, between the Parties. D&B shall provide reasonable notice (which may be made by email or orally) of any such deductions.

14.8     Disputed Charges.

         Subject to D&B's right of deduction under Section 14.7, D&B shall pay undisputed Charges when those payments are due. D&B may withhold payment of particular Charges that D&B disputes in good faith. If D&B has failed to give notice of a dispute as set forth in Section 14.7, CSC may request D&B to identify the reasons for its dispute. D&B shall reply to any such request within ten (10) days. The total amount of Charges that D&B may dispute may not exceed one (1) month's worth of total Charges (computed as the average monthly Charges invoiced each month in the prior twelve (12) months); provided, however, that if D&B elects to dispute Charges in excess of such one (1) month limitation, D&B may so dispute up to one (1) additional month's worth of Charges but only for amounts related to variable Charges. D&B may condition payment of disputed Charges in excess of such limitations to CSC providing an irrevocable letter of credit from a major money market bank (or other equivalent financial assurance acceptable to D&B, such as a performance bond) to cover any disputed amounts in excess of such limits that are to be paid to CSC.

15.      Safeguarding of Data; Confidentiality

15.1     General.

(a) D&B Confidential Information shall be and remain, as between the Parties, the property of D&B. CSC shall not possess or assert any lien or other right against or to D&B Confidential Information. D&B Confidential Information shall not be:

(i) used by CSC other than in connection with providing the Services;

(ii) disclosed, sold, assigned, leased or otherwise provided to third parties by CSC; or

(iii)    commercially exploited by or on behalf of CSC.

(b) Upon D&B's request, the termination or expiration of this Agreement for any reason (including termination for cause) or, with respect to any particular D&B Confidential Information, on such earlier date that the same shall be no longer required by CSC in order to render the Services under this Agreement, D&B Confidential Information (including copies thereof) then in the possession of CSC or any of its subcontractors shall be promptly returned to D&B by CSC in a form reasonably requested by D&B or, if D&B so elects, shall be destroyed by CSC.

(c) D&B Confidential Information shall not be utilized by CSC for any purpose other than that of rendering the Services under this Agreement.

15.2     Safeguarding D&B Data.

(a) CSC shall establish and maintain safeguards against the destruction, loss, or alteration of D&B Data in the possession of CSC which are no less rigorous than those implemented and in use by D&B as of the Effective Date, to the extent such safeguards are made known to CSC, either through documented security policies provided by D&B or through disclosure by Transitioned Employees, and CSC shall make no changes thereto unless agreed by D&B. CSC shall maintain such safeguards until the Security Plan (as defined below) becomes effective.

(b) Within three (3) months of the Commencement Date, and annually thereafter as part of the technology planning process described in Section 10.7, CSC shall provide D&B with a security plan (the Security Plan ) describing upgrades to D&B's data security procedures and the related infrastructure for D&B Data in the possession of CSC necessary to bring such procedures and infrastructure into compliance with the standards the Parties agree are appropriate for D&B, which at a minimum will include the enhancements described in Schedule L. CSC shall implement the initial Security Plan and each annual plan thereafter at no additional cost to D&B.

(c) If D&B requests additional enhancements that are not necessary to satisfy either the safeguards maintained by D&B as of the Effective Date, or the requirements of any Security Plan agreed upon by the Parties, CSC shall implement such improvements as a New Service. D&B shall have the right to establish backup security for data and to keep backup data and data files in its possession if it chooses.

(d) CSC Personnel shall not attempt to access, or allow access to, any D&B Data which they are not permitted to access under this Agreement. If such access is attained (or is reasonably suspected), CSC shall promptly report such incident to D&B, describe in detail the accessed D&B Data, and if applicable return to D&B any copied or removed D&B Data.

(e) The systems security measures required under Sections 15.2(a) and 15.2(b) shall include, to the extent the same is being used by D&B as of the Commencement Date, any System Software which:

(i) requires all users to enter a user identification and password prior to gaining access to the information systems;

(ii)     controls and tracks the addition and deletion of users; and

(iii) controls and tracks user access to areas and features of the information systems.

(f) Notwithstanding any other provision of this Section 15.2, the security to be provided by CSC at CSC Locations (other than the Berkeley Heights Facility) shall be CSC's standard security at such location unless the Parties otherwise agree as a New Service.

15.3     Confidential Information.

(a) CSC and D&B each acknowledge that they may be furnished with, receive or otherwise have access to information of or concerning the other Party that such Party considers to be confidential, a trade secret or otherwise restricted. Confidential Information shall mean all information, in any form, furnished or made available directly or indirectly by one Party to the other that is marked confidential, restricted, or with a similar designation. The terms and conditions of this Agreement shall be deemed Confidential Information of each Party. In the case of D&B, whether or not designated Confidential Information, Confidential Information also shall include: (i) D&B Data; (ii) the specifications, designs, documents, software, documentation, data and other materials and work products owned by D&B pursuant to Section 1.1 that are produced by or for CSC in the course of performing the Services; (iii) all information concerning the operations, affairs and businesses of D&B, the financial affairs of D&B, and the relations of D&B with its customers, employees and service providers (including customer lists, customer information, account information and consumer markets); and (iv) Software provided to CSC by or through D&B (collectively, the D&B Confidential Information ). In the case of CSC, Confidential Information also shall include, whether or not designated Confidential Information, CSC's financial information, personnel records, information regarding CSC's, its Affiliates' or its subcontractors' business plans and operations, and software, tools, and methodologies owned or used by CSC, its Affiliates or its subcontractors.

(b)      Obligations in Connection with Confidential Information.

(i) Each Party shall use at least the same degree of care as it employs to avoid unauthorized disclosure of its own information, but in any event no less than Commercially Reasonable Efforts (except that the case of D&B Data, the degree of care required of CSC shall be that degree of care specified under Section 15.2), to prevent disclosing to unauthorized parties the Confidential Information of the other Party, provided that CSC may disclose such information to properly authorized entities as and to the extent necessary for performance of the Services, and D&B may disclose such information to third parties as and to the extent necessary for the conduct of its business, where in each such case:

(A) the receiving entity first agrees in writing to terms and conditions substantially the same as the confidentiality provisions set forth in this Agreement;

(B)      use of such entity is authorized under this Agreement;

(C) such disclosure is necessary or otherwise naturally occurs in that entity's scope of responsibility; and

(D) the disclosing Party assumes full responsibility for the acts and omissions of such third party.

(ii) As requested by D&B during the Term (provided that CSC shall be excused from the Performance Standards to the extent D&B's request precludes performance of the Services), upon expiration or any termination of this Agreement, or completion of CSC's obligations under this Agreement, CSC shall return or destroy, as D&B may direct, all material in any medium that contains, refers to, or relates to D&B Confidential Information, in the form reasonably requested by D&B (provided that no data conversion is required), and retain no copies; provided, however, that CSC may retain copies of CSC generated D&B Confidential Information such as invoices and related financial records and CSC may retain D&B materials required as evidence for an ongoing dispute in its legal department or with its outside counsel.

(iii) Each Party shall ensure that its personnel comply with these confidentiality provisions.

(iv) In the event of any actual or suspected misuse, disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party promptly shall:

(A)      notify the furnishing Party upon becoming aware thereof;

(B) promptly furnish to the other Party full details of the unauthorized possession, use, or knowledge, or attempt thereof, and use reasonable efforts to assist the other Party in investigating or preventing the reoccurrence of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information;

(C) take such actions as may be necessary or reasonably requested by the furnishing Party to minimize the violation; and

(D) cooperate in all reasonable respects with the furnishing Party to minimize the violation and any damage resulting therefrom.

(c) The Parties' obligations with respect to Confidential Information (other than Personally Identifiable Information) shall not apply to any particular information which CSC or D&B can demonstrate:

(i)      was, at the time of disclosure to it, public knowledge;

(ii) after disclosure to it, is published or otherwise becomes part of the public knowledge through no fault of the receiving Party;

(iii) was in the possession of the receiving Party at the time of disclosure to it without obligation of confidentiality;

(iv) was received after disclosure to it from a third party who had a lawful right to disclose such information to it without any obligation to restrict its further use or disclosure; or

(v) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party.

(d) In addition, a Party shall not be considered to have breached its obligations by:

(i) disclosing Confidential Information of the other Party (including Personally Identifiable Information) as required to satisfy any legal requirement of a competent government body provided that, immediately upon receiving any such request and to the extent that it may legally do so, such Party advises the other Party of the request prior to making such disclosure in order that the other Party may interpose an objection to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other action as it deems appropriate to protect the Confidential Information; or

(ii) disclosing Confidential Information of the other Party (other than Personally Identifiable Information) to its attorneys, auditors and other professional advisors in connection with services rendered by such advisors, provided that such Party has confidentiality agreements with such professional advisors and/or such advisors owe professional confidentiality obligations to the Party.

(e) Except in emergency situations, prior to a Party commencing any legal action or proceeding in respect of any unauthorized possession, use, or knowledge, or attempt thereof, of Confidential Information by any person or entity which action or proceeding identifies the other Party or its Confidential Information, such Party shall seek such other Party's consent. If a Party withholds its consent, the other Party's performance shall be excused to the extent such lack of consent impacts its ability to perform its obligations under this Agreement.

(f) The Parties' obligations with respect to all Confidential Information shall continue throughout the Term, and with respect to Confidential Information retained beyond the Term, in perpetuity. CSC's obligations under Section 15.2 shall cease upon termination of the Agreement.

(g) Each Party's Confidential Information shall remain the property of that Party. Nothing contained in the Parties' obligations with respect to Confidential Information shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, and any such obligation or grant shall only be as provided by other provisions of this Agreement.

15.4     Corporate Information Risk Controls.

(a) CSC shall support and adhere to D&B's corporate information, rules, policies, standards, procedures, and applicable regulatory requirements in effect from time to time (collectively, D&B Risk Control Requirements ). As set forth more fully in the scope of services schedule, CSC shall implement and administer effective solutions as necessary to implement the D&B Risk Control Requirements, or as otherwise directed by D&B, and shall certify that the systems used to provide the Services are in compliance with such requirements.

(i) At no additional charge (A) beginning on the Commencement Date, CSC shall maintain compliance with the D&B Risk Control Requirements with which D&B is in compliance as of such date and (B) within six (6) months of the Commencement Date, CSC shall upgrade its facilities and otherwise begin performing the Services in a manner necessary to comply with CSC's own requirements of a similar nature. Notwithstanding the foregoing, if at any time CSC provides the Services from a shared data center at which CSC provides services to more than one CSC customer, CSC shall at all times comply with CSC's own risk rules, policies, procedures, standards and guidelines.

(ii) If D&B changes any D&B Risk Control Requirements after the Commencement Date, or requests that CSC comply with any such requirements with which D&B was not in compliance as of the Commencement Date, and such requirements exceed CSC's own requirements of a similar nature, any effort necessary to bring the in-scope infrastructure into compliance with such requirements be performed as a Project and CSC's Charges shall be equitably adjusted to reflect any ongoing increase in the cost of such compliance. If at any time D&B requests additional security, CSC shall make such security available, but shall first notify D&B of the incremental cost (if any) for such security. Each Party shall designate an individual who shall serve as the primary contact for security-related issues.

(b) If control deficiencies are identified in systems used to provide the Services, CSC shall take immediate and concerted action to correct the deficiency, and shall conduct a post-incident assessment and institute measures to prevent reoccurrence. On an event-occurrence basis, CSC shall inform D&B of any significant issues surrounding the control environment caused by system changes or errors and track the status of such issues as they are resolved. Controls in modified or reengineered systems shall be tested against those of the previous system versions to ensure desired levels of control are in place. CSC shall update D&B on the status of those system control improvements identified during audits and agreed to by D&B.

(c) Suspected or actual incidents of non-compliance with D&B rules, policies, and procedures shall be managed to resolution by CSC's compliance team, in cooperation and consultation with D&B, and reports shall be provided to D&B on an event-occurrence basis. If CSC Personnel are responsible for such incidents, appropriate disciplinary action shall be taken in accordance with the appropriate CSC personnel policies. Additionally, D&B shall have the right to direct CSC to remove any personnel on the D&B account connected with such incidents.

(d) CSC shall conduct benchmarks or provide assessments by third parties, at D&B's request and expense, of CSC's compliance with the D&B corporate information risk control requirements set forth in this Agreement. CSC shall perform self-assessments of such compliance and make results of such engagement-related self-assessments available to D&B for review. In developing new systems, CSC shall interface with D&B so that D&B may understand the associated controls required. This shall include informing D&B of CSC's methodology for developing control specifications and providing D&B with the ability to request changes to controls early in the systems development process.

16.      Representations and Warranties

16.1     Work Standards.

         CSC represents and warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner, in accordance with the practices and high professional standards used in well-managed operations performing services similar to the Services. CSC represents and warrants that it shall use adequate numbers of qualified individuals with suitable training, education, experience and skill to perform the Services.

16.2     Maintenance.

         CSC represents and warrants that it shall maintain the Equipment and Software over which it has control so that they operate in accordance with their specifications, including:

(a) maintaining Equipment in good operating condition, subject to normal wear and tear;

(b) undertaking repairs and preventive maintenance on Equipment in accordance with the applicable Equipment manufacturer's recommendations; and

(c) performing Software maintenance in accordance with the applicable Software vendor's documentation and recommendations.

16.3     Efficiency and Cost Effectiveness.

         CSC represents and warrants that to the extent CSC's performance affects the Charges of the Services, it shall use Commercially Reasonable Efforts to use efficiently the resources or services necessary to provide the Services. CSC represents and warrants that with respect to chargeable resources it shall use Commercially Reasonable Efforts to perform the Services in the most cost-effective manner consistent with the required level of quality and performance.

16.4     Technology.

         CSC represents and warrants that it shall provide the Services using, consistent with the change control procedure referenced in this Agreement, proven, current technology that shall enable D&B to take advantage of technological advancements in its industry and support D&B's efforts to maintain competitiveness in the markets in which it competes. This Section 16.4 is not intended to conflict with or enlarge specific provisions of this Agreement (e.g., refresh or software currency versions) or conflict with D&B's technology environment.

16.5     Non-Infringement.

(a) Each Party represents and warrants that it shall perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, copyright, trademark, trade secret or other proprietary rights of any third party. The foregoing warranty shall not apply to the extent an infringement is caused by:

(i)      items specifically requested or supplied by the other Party;

(ii) combinations with items or modifications that could not be reasonably be anticipated in light of the scope of Services and that were not otherwise approved by the other Party;

(iii) use in a manner that could not be reasonably be anticipated in light of the scope of Services and that and that was not otherwise approved by the other Party;

(iv) the indemnified Party's failure to use an updated non-infringing version of an item to the extent such Party was notified that the update cured an infringement and was given a reasonable amount of time to implement the update; or

(v) the indemnified Party's failure to follow the other Party's reasonable instructions regarding proper use of an item.

(b) The sole and exclusive remedies for a breach of this warranty are set forth in Sections 18.1(b) and 18.4.

16.6     Authorization and Other Consents.

         Each Party represents and warrants to the other that:

(a) It has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement;

(b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by the requisite corporate action on the part of such Party and shall not constitute a violation of any judgment, order or decree;

(c) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall not constitute a material default under any material contract by which it or any of its material assets are bound, or an event that would, with notice or lapse of time or both, constitute such a default; and

(d) There is no proceeding pending or, to the knowledge of the Party, threatened that challenges or may have a material adverse affect on this Agreement or the transactions contemplated by this Agreement.

16.7     Inducements.

         CSC represents and warrants to D&B that it has not violated any applicable laws or regulations or any D&B policies of which CSC has been given notice regarding the offering of unlawful inducements in connection with this Agreement. If at any time during the Term, D&B determines that the foregoing warranty is inaccurate, then, in addition to any other rights D&B may have at law or in equity, D&B shall have the right to terminate this Agreement for cause without affording CSC an opportunity to cure.

16.8     Disabling Code.

(a) CSC represents and warrants that, without the prior written consent of D&B, CSC shall not insert into the Software any code designed to disable or otherwise shut down all or any portion of the Services. Notwithstanding the foregoing, D&B acknowledges that certain third-party, commercial off-the shelf software may include passwords, software keys, trial-period software and similar programming code that are distributed as part of hardware or software to automatically ensure that the purchaser or licensee uses the product in accordance with the acquisition or license agreement. CSC shall inform D&B of all such disabling code in the Software of which CSC has operational knowledge. CSC further represents and warrants that, with respect to any disabling code that may be part of the Software, CSC shall not knowingly invoke such disabling code at any time, including upon expiration or termination of this Agreement for any reason, without D&B's prior written consent.

(b) If D&B inserts any code designed to disable or otherwise shut down the Services, and D&B's invocation of such code interferes with CSC's performance of the Services, then to the extent of such interference CSC shall be excused from performance of such Services under Section 12.2.

16.9     Deliverables.

         CSC represents and warrants that each Deliverable (as defined in the Schedule A) produced by Applications Software development projects undertaken by CSC, or for which CSC otherwise has responsibility for the successful completion as part of the Services, shall not, after final acceptance of the Deliverable by D&B, materially deviate from the specifications and requirements for such Deliverable set forth or referred to in the applicable project plans.

16.10    Disclaimer.

         The warranties set forth in this Agreement, including Those specified as applying, if any, to any licenses granted or to be granted under this Agreement, are exclusive. Other than as provided in this Agreement, neither this agreement nor any licenses granted or to be granted are subject to any express warranties and there are no implied warranties, including ANY implied warranty of merchantability or fitness for a particular purpose.

17.      Insurance

17.1     Insurance Coverages.

         CSC represents that as of the Commencement Date it shall have, and agrees that during the Term it shall maintain in force, at least the following insurance coverages:

(a) Employer's Liability Insurance and Worker's Compensation Insurance, including coverage for occupational injury, illness and disease, and other similar social insurance in accordance with the laws of the country, state or territory exercising jurisdiction over the employee with minimum limits per employee and per event of $1,000,000 or the minimum limit required by law, whichever limit is greater.

(b) Comprehensive General Liability Insurance, including Products, Completed Operations, Premises Operations, Bodily Injury, Personal and Advertising Injury, Broad Form Contractual and Broad Form Property Damage liability coverages, on an occurrence basis, with a minimum combined single limit per occurrence of $1,000,000 and a minimum combined single aggregate limit of $2,000,000. This coverage shall be endorsed to name D&B and its Affiliates as additional insureds.

(c) Property Insurance, including Extra Expense and Business Income coverage, for all risks of physical loss of or damage to buildings, business personal property or other property that is in the possession, care, custody or control of CSC pursuant to this Agreement. Such insurance shall have a minimum limit adequate to cover risks on a replacement costs basis. This coverage shall be endorsed to name D&B and its Affiliates as loss payees.

(d) Automotive Liability Insurance covering use of all owned, non-owned and hired automobiles for bodily injury, property damage liability with a minimum combined single limit per accident of $1,000,000 or the minimum limit required by law, whichever limit is greater. This coverage shall be endorsed to name D&B and its Affiliates as additional insureds.

(e) Commercial Crime Insurance, including blanket coverage for Employee Dishonesty and Computer Fraud, for loss or damage arising out of or in connection with any fraudulent or dishonest acts committed by the employees of CSC, acting alone or in collusion with others, including the property and funds of others in their possession, care, custody or control, with a minimum limit per event of $10,000,000.

(f) Errors and Omissions Liability Insurance covering liability for loss or damage due to an act, error, omission or negligence, with a minimum limit per event of $10,000,000.

(g) Umbrella Liability Insurance with a minimum limit of $20,000,000 in excess of the insurance coverage described above in Subsections (a), (c), and (f).

17.2     Insurance Provisions.

(a) The insurance coverages described above shall be primary, and all coverage shall be non-contributing with respect to any other insurance or self insurance which may be maintained by D&B. All coverage described above shall include a waiver of subrogation and a waiver of any insured-versus-insured exclusion regarding D&B. To the extent any coverage is written on a claims-made basis, it shall have a retroactive date no earlier than the Commencement Date and, notwithstanding the termination of this Agreement, either directly or through `tail' coverage shall allow for reporting of claims until the period of the applicable limitations of actions has expired.

(b) CSC shall cause its insurers to issue certificates of insurance evidencing that the coverages and policy endorsements required under this Agreement are maintained in force and that not less than thirty (30) days written notice shall be given to D&B prior to any modification, cancellation or non-renewal of the policies. The insurers selected by CSC shall have an A.M. Best rating of A-, Size IX or better, or, if such ratings are no longer available, with a comparable rating from a recognized insurance rating agency. CSC shall assure that all approved subcontractors, if any, maintain insurance coverages described above naming CSC as an additional insured or loss payee where relevant or CSC shall assure that all approved subcontractors, if any, are endorsed as additional insureds on CSC coverages described above.

(c) In the case of loss or damage or other event that requires notice or other action under the terms of any insurance coverage described above, CSC shall be solely responsible to take such action. CSC shall provide D&B with contemporaneous notice and with such other information as D&B may request regarding the event.

(d) CSC's obligation to maintain insurance coverage in specified amounts shall not act as a limitation on any other liability or obligation which CSC would otherwise have under this Agreement.

18.      Indemnities

18.1     CSC Indemnities.

         CSC shall indemnify and hold harmless D&B and D&B's Affiliates and their respective officers, directors, employees, agents, successors and assigns against any and all Losses and threatened Losses, arising from, in connection with, or based on allegations whenever made of, any of the following:

(a) Claims arising out of CSC's failure to observe or perform any duties or obligations to be observed or performed by CSC on or after the Commencement Date (or on or after the date of assignment in the case of contracts assigned after the Commencement Date) under any of the contracts, including Software licenses, Equipment leases and Third-Party Services Contracts: (i) assigned to CSC; or
(ii) for which (and to the extent) CSC has assumed financial, administrative, or operational responsibility for such contracts;

(b)      Any claims of infringement:

(i) that would amount to a breach by CSC of the warranty set forth in Section 16.5; or

(ii)     that:

(A) arise from CSC's unauthorized use of any of the software and related material, including CSC's Software, and other products provided, used and to be used by CSC and its Affiliates in connection with the Services;

(B) are not caused by improper acts or omissions of D&B (such as use of more copies of an item than that for which a license was to have been obtained); and

(C) do not result from D&B's failure to fulfill its obligation to provide reasonable cooperation under Section 6.7 in connection with CSC's efforts to obtain Required Consents.

(c) Any claim or action by, on behalf of, or related to, any employee of CSC or its Affiliates, or any of their subcontractors (which, if made by a Transitioned Employee arises out of acts, incidents or omissions occurring on or after, or out of events occurring on or after, the date such employee is transferred to CSC or acts or omissions specifically requested by CSC or its Affiliates or their subcontractors at any time), including claims arising under occupational health and safety, ERISA, worker's compensation, or other applicable federal, state, or local laws or regulations, except where such claim arises out of acts or omissions specifically requested by D&B or its Affiliates;

(d) Any amounts claimed from D&B, including taxes, interest, and penalties assessed against D&B, for which CSC is responsible pursuant Section 13.4;

(e) The inaccuracy or untruthfulness of any representation or warranty made by CSC pursuant to Sections 16.6, 16.7, or 16.8;

(f) Any claim or action by subcontractors arising out of CSC's breach or violation of CSC's subcontracting arrangements;

(g) Any claim or action arising out of acts or omissions of CSC, except acts or omissions specifically requested by D&B, that result in or relate to:

(i) a violation of Federal, state, or other laws or regulations for the protection of persons or members of a protected class or category of persons by CSC or its employees, subcontractors or agents;

(ii) sexual discrimination or harassment by CSC, its employees, subcontractors or agents;

(iii) work-related injury or death caused by CSC, its employees, subcontractors, or agents (except to the extent covered by D&B's worker's compensation coverage); or

(iv)     vested employee benefits of any kind expressly assumed by CSC;

(h) Any claim or action by any employee or contractor of CSC or its subcontractors that D&B is liable to such person as the employer or joint employer of such person, including and any claim for employee benefits as a result thereof, other than claims by Transitioned Employees arising out of events, acts, incidents or omissions occurring prior to the date such Transitioned Employees are transferred to CSC; and

(i) Any claim or action arising out of or relating to CSC's failure to comply with the obligations provided in Section 15.2, provided that CSC shall not be responsible for interest or penalties occasioned by D&B's failure to notify or charge CSC for taxes which D&B is responsible to collect except to extent such failure is due to CSC's failure to provide necessary tax related information.

18.2     D&B Indemnities.

         D&B shall indemnify and hold harmless CSC and CSC's Affiliates and their respective officers, directors, employees, agents, successors and assigns against any and all Losses, threatened Losses, arising from, in connection with, or based on allegations whenever made of, any of the following:

(a) Claims arising out of D&B's failure to observe or perform any duties or obligations to be observed or performed by D&B prior to the Commencement Date (or prior to the date of assignment in the case of contracts assigned after the Commencement Date) under any of the contracts, including Software licenses, Equipment leases and Third-Party Services Contracts, assigned to CSC and, before or after the Commencement Date, for contractual obligations of D&B except to the extent for which CSC has assumed financial, administrative or operational responsibility.

(b)      Any claims of infringement:

(i) that would amount to a breach by D&B of the warranty set forth in 16.5; or

(ii)     that:

(A) arise from D&B's unauthorized use of any of the software and related material, including D&B Software, and other products provided, used and to be used by D&B or its Affiliates in connection with the Services;

(B) are not caused by improper acts or omissions of CSC (such as use of more copies of an item than that for which a license was to have been obtained); and

(C) do not result from CSC's failure to fulfill its obligation under Section 6.7 to obtain Required Consents;

(c) Any claim or action by, on behalf of, or related to, any Transitioned Employee that arises out of acts, incidents or omissions occurring before, or out of events occurring before, the date such employee is transferred to CSC or acts or omissions specifically requested by D&B or its Affiliates at any time, including claims arising under occupational health and safety, ERISA, worker's compensation, or other applicable federal, state, or local laws or regulations, except where such claim arises out of acts or omissions specifically requested by CSC or its Affiliates;

(d) The inaccuracy or untruthfulness of any representation or warranty made by D&B pursuant to Section 16.6;

(e) Any claim or action arising out of acts or omissions of D&B, except acts or omissions specifically requested by CSC, that result in or relate to:

(i) a violation of Federal, state, or other laws or regulations for the protection of persons or members of a protected class or category of persons by D&B or its employees, subcontractors or agents;

(ii) sexual discrimination or harassment by D&B, its employees, subcontractors or agents;

(iii) work-related injury or death caused by D&B, its employees, subcontractors, or agents (except to the extent covered by CSC's worker's compensation coverage); or

(iv)     vested employee benefits of any kind not expressly assumed by CSC;

(f) Any claim or action related to the Services that is asserted by a Permitted User or other third party with whom D&B or its Affiliates has a contractual relationship;

(g) Any claim or action by any employee or contractor of D&B or its subcontractors that CSC is liable to such person as the employer or joint employer of such person, including and any claim for employee benefits as a result thereof, other than claims by Transitioned Employees arising out of events, acts, incidents or omissions occurring after the Effective Date which are caused by affirmative acts of CSC or its agents; and

(h) Any claim or action arising out of or relating to CSC's failure to comply with the obligations provided in Section 13.4, provided that D&B shall not be responsible for interest or penalties occasioned by CSC's failure to notify or charge D&B for taxes which CSC is responsible to collect except to extent such failure is due to D&B's failure to provide necessary tax related information.

18.3     Additional Indemnities.

         Each Party (indemnitor) agrees to indemnify, defend and hold harmless the other (indemnitee) and its Affiliates, officers, directors, employees, agents, successors and assigns, from any and all Losses and threatened Losses arising from, in connection with, or based on allegations whenever made of, any of the following:

(a) The death or bodily injury of any agent, employee (other than an employee of the indemnitor), customer, business invitee, or business visitor or other person caused by the tortious conduct of the indemnitor (except to the extent that that the indemnitor is considered a `special employer' under applicable workers compensation laws);

(b) The damage, loss or destruction of any real or tangible personal property caused by the tortious conduct of the indemnitor; and

(c) Any claim, demand, charge, action, cause of action, or other proceeding asserted against the indemnitee but resulting from an act or omission of the indemnitor in its capacity as an employer of a person.

18.4     Infringement.

(a) If any item used by CSC to provide the Services becomes, or in CSC's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding that would cause CSC to breach its obligations under Section 16.5, in addition to indemnifying D&B and in addition to D&B's other rights, CSC shall promptly take the following actions, at no additional charge to D&B, in the listed order of priority:

(i)      promptly secure the right to continue using the item;

(ii) replace or modify the item to make it non-infringing or without misappropriation, provided that any such replacement or modification must not degrade the performance or quality of the affected component of the Services and CSC shall be responsible for the cost of any new interfaces or integration work required as a result of the replacement or modification; or

(iii) remove the item from the Services, in which case CSC's Charges shall be equitably adjusted to reflect such removal and if in D&B's reasonable opinion such removal is material to all or any portion of the remaining Services D&B may terminate such portion of the affected Services or the entire Agreement, as the case may be, without penalty.

(b) If any item provided (or specified) by D&B in connection with the Services becomes, or in D&B's reasonable opinion is likely to become, the subject of an infringement or misappropriation claim or proceeding that would cause D&B to breach its obligations under Section 16.5, CSC shall promptly upon D&B's direction cease use of such item unless otherwise directed by D&B, and to the extent D&B does not replace such item with a non-infringing item shall be excused from performing the affected Services as provided in Section 12.2. D&B's replacement with a non-infringing item may result in additional charges if so provided elsewhere in this Agreement.

(c) In addition to the indemnities set forth in this Article 18, each Party's sole and exclusive remedies for infringement claims arising from the other Party's use of Software and Non-Software Materials under this Agreement are set forth in this Section 18.4.

18.5     Indemnification Procedures.

         With respect to third-party claims the following procedures shall apply:

(a) Notice. Promptly after receipt by any entity entitled to indemnification under Sections 18.1 through 18.4 of notice of the assertion or the commencement of any action, proceeding or other claim by a third party in respect of which the indemnitee will seek indemnification pursuant to any such Section, the indemnitee shall promptly notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its indemnification obligation and elects to assume control of the defense and settlement of that claim (a Notice of Election ).

(b) Procedure Following Notice of Election. If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (i) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim and (ii) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(c) Procedure Where No Notice of Election Is Delivered. If the indemnitor does not deliver a Notice of Election relating to a claim, or otherwise fails to acknowledge its indemnification obligation or to assume the defense of a claim, within the required notice period or fails to diligently defend the claim, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost, expense, and risk of the indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the claim. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim. If it is determined that the indemnitor failed to defend a claim for which it was liable, the indemnitor shall not be entitled to challenge the amount of any settlement or compromise paid by the indemnitee.

18.6     Subrogation.

         If an indemnitor shall be obligated to indemnify an indemnitee under this Agreement, the indemnitor shall, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the indemnitee with respect to the claims to which such indemnification relates.

19.      Liability

19.1     General Intent.

         Subject to the liability restrictions below, it is the intent of the Parties that each Party shall be liable to the other Party for any actual damages incurred by the non-breaching Party as a result of the breaching Party's failure to perform its obligations in the manner required by this Agreement.

19.2     Liability Restrictions.

(a) Subject to Section 19.2(c) below, in no event, whether in contract or in tort (including negligence), breach of warranty, strict liability, or otherwise, shall a Party be liable for indirect, consequential, exemplary, punitive, incidental, or special damages, or lost profits, other than as embodied in CSC's Charges or any applicable service level credits, even if such Party has been advised of the possibility of such damages in advance.

(b) Subject to Section 19.2(c) below, each Party's total liability to the other, whether in contract or in tort (including negligence), breach of warranty, strict liability, or otherwise, shall be limited to an amount equal to the total Charges payable to CSC pursuant to this Agreement for proper performance of the Services for the nine (9) months prior to the month in which the most recent event giving rise to liability occurred; provided that if such event giving rise to liability occurs during the first nine (9) months after the Commencement Date, liability shall be limited to an amount equal to the total Charges that would be payable to CSC pursuant to this Agreement for proper performance for the Services during such nine (9) month period. Notwithstanding the foregoing, for purposes of determining the maximum amount payable under this Section 19.2(b), the total aggregate amount of a Party's liability to the other for all events combined during the Term shall not exceed the aggregate amount of the total charges payable to CSC during the single nine (9) month period during which the total charges payable to CSC pursuant to this Agreement were the greatest amount. Service Level Credits shall not count against and shall not reduce the amounts available under the foregoing limitations.

(c) The limitations set forth in Sections 19.2(a) and 19.2(b) above shall not apply with respect to:

(i) damages occasioned by the willful misconduct or gross negligence of a Party;

(ii)     claims that are the subject of indemnification;

(iii) damages occasioned by a Party's breach of its obligations with respect to Confidential Information;

(iv) damages occasioned by a Party's breach of its obligations with respect to compliance with all applicable laws and regulations; and

(v) damages occasioned by improper or wrongful termination of this Agreement or intentional abandonment of a substantial portion of the work required to perform the Services by CSC.

19.3     Direct Damages.

         The following shall be considered direct damages and shall not be considered consequential damages to the extent they result from a Party's failure to fulfill its obligations in accordance with this Agreement:

(a) Reasonable costs of recreating or reloading any of D&B's information that is lost or damaged;

(b) Reasonable costs of implementing a workaround in respect of a failure to provide the Services;

(c) Reasonable costs of replacing lost or damaged equipment and software and materials;

(d) Reasonable costs and expenses incurred to correct errors in software maintenance and enhancements provided as part of the Services;

(e) Reasonable costs and expenses incurred to procure the Services from an alternate source; and

(f) Reasonable straight time, overtime, or related expenses incurred by D&B or its Affiliates, including overhead allocations for employees, wages and salaries of additional personnel, travel expenses, telecommunication and similar charges incurred due to the failure of CSC to provide the Services or incurred in connection with (a) through (e) above.

Notwithstanding the foregoing, to the extent damages payable by D&B under this
Article 19 consist of compensation to CSC for work performed by CSC Personnel, such compensation shall be calculated using the time and material rates provided in Exhibit C-5 to Schedule C.

19.4     Duty to Mitigate.

         Each Party shall have a duty to mitigate damages for which the other Party is responsible.

19.5     Force Majeure.

(a) Neither Party shall be liable for any default or delay in the performance of its obligations under this Agreement (other than the obligations to pay amounts due under this Agreement):

(i) if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of terrorism, riots, labor strikes that do not involve personnel employed by such Party, civil disorders, an order under the Defense Production Act, a Force Majeure Event of a Approved Subcontractor to a Party provided that there is no reasonably available alternate provider of the affected Services, or any other cause beyond the reasonable control of such Party;

(ii) provided the non-performing Party is without fault in causing such default or delay, and such default or delay could not have been prevented by reasonable precautions and could not reasonably be circumvented by the non-performing Party through the use of alternate sources, workaround plans or other means (including, with respect to CSC, by CSC meeting its obligations for performing disaster recovery services as provided in this Agreement)(each such event, a Force Majeure Event ).

(b) The non-performing Party shall be excused from further performance or observance of the obligations affected by a Force Majeure Event for as long as such circumstances prevail and such Party continues to use Commercially Reasonable Efforts to recommence performance or observance without delay. Any Party so delayed in its performance shall immediately notify the Party to whom performance is due by telephone (to be confirmed in writing within twenty-four
(24) hours of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

(c) If any Force Majeure Event affecting facilities, personnel, or other resources under the control of CSC or any of its Affiliates or subcontractors substantially prevents, hinders or delays performance of the Services necessary for the performance of functions reasonably identified by D&B as critical for more than three (3) consecutive calendar days or any material portion of the Services for more than five (5) Business Days, then at D&B's option:

(i) D&B may procure such Services from an alternate source and provided that D&B continues to pay CSC for the Services as provided in this Agreement, CSC shall be liable for payment for such Services from the alternate source up to the amount of the payments made by D&B to CSC, plus seventy-five percent (75%) of the difference between the payments due to the alternate source and the payments made by D&B to CSC for so long as the delay in performance shall continue but in no event longer than twelve months; provided, however, that the seventy-five percent (75%) amount described above shall instead be one hundred percent (100%) if the delay is due to a CSC (including its Affiliates and its or their Approved Subcontractors) labor disruption; or

(ii) upon CSC's failure to resume performance in accordance with this Agreement within twenty-four (24) hours after written notice is given to CSC of D&B's intent to terminate (A) D&B may terminate any portion of this Agreement so affected and the Charges payable hereunder shall be equitably adjusted to reflect those terminated Services; or (B) D&B may terminate this Agreement as of a date specified by D&B in a written notice of termination to CSC, in either case without payment of a termination charge or other liability. Notwithstanding the foregoing, if D&B terminates this Agreement pursuant to this Section 19.5(c)(ii) effective during the first five (5) Contract Years D&B shall pay CSC an amount equal to sixty percent (60%) of the otherwise applicable Termination for Convenience Charge.

CSC shall not have the right to any additional payments from D&B for costs or expenses incurred by CSC as a result of any Force Majeure Event.

20.      Dispute Resolution

         Any dispute between the Parties arising out of or relating to this Agreement, including with respect to the interpretation of any provision of this Agreement and with respect to the performance by CSC or D&B, shall be resolved as provided in this Article 20.

20.1     Informal Dispute Resolution Process.

(a) Subject to Sections 20.1(b) and 20.1(c), the Parties initially shall attempt to resolve their dispute informally, in accordance with the following:

(i) Upon the written notice by a Party to the other Party of a dispute ( Dispute Date ), each Party shall appoint a designated representative who does not devote substantially all of his or her time to performance under this Agreement, whose task it will be to meet for the purpose of endeavoring to resolve such dispute.
(ii) The designated representatives shall meet as often as the Parties reasonably deem necessary in order to gather and furnish to the other all information with respect to the matter in issue which the Parties believe to be appropriate and germane in connection with its resolution. The representatives shall discuss the problem and attempt to resolve the dispute without the necessity of any formal proceeding.

(iii) During the course of discussion, all reasonable requests made by a Party to the other for non-privileged information, reasonably related to this Agreement, shall be honored in order that a Party may be fully advised of the other's position.

(iv) The specific format for the discussions shall be left to the discretion of the designated representatives.

(b) After twenty-five (25) days following the Dispute Date and prior to commencement of any litigation as permitted under Section 20.1(c), either Party may initiate mediation of the dispute by submitting to JAMS/Endispute (the dispute mediation entity, DM ) and to the other Party a written request for mediation, setting forth the subject of the dispute and the relief requested. The Parties shall cooperate with DM and each other in the mediation process. The mediation shall be conducted in accordance with the applicable practices and procedures of DM. Upon commencement of litigation as permitted under Section 20.1(c), either Party, upon notice to DM and to the other Party, may terminate the mediation process. Each Party shall bear its own expenses in the mediation process and shall share equally the charges of DM.

(c) Litigation of a dispute may be commenced by either Party upon the earlier to occur of any of the following:

(i) the designated representatives mutually conclude that amicable resolution through continued negotiation of the matter does not appear likely;

(ii) thirty-five (35) days have elapsed from the Dispute Date if neither Party has requested mediation under Section 21.1(b), or sixty (60) days have elapsed from the Dispute Date if either Party has requested mediation within thirty (30) days of the Dispute Date (these periods shall be deemed to run notwithstanding any claim that the process described in this Section 20.1 was not followed or completed); or

(d) commencement of litigation is deemed appropriate by a Party to avoid the expiration of an applicable limitations period or to preserve a superior position with respect to other creditors, or a Party makes a good faith determination, including as provided in Section 21.11 respecting D&B, that a breach of the Agreement by the other Party is such that a temporary restraining order or other injunctive relief is necessary.

20.2     Litigation.

         For all litigation which may arise with respect to this Agreement, the Parties irrevocably and unconditionally submit (i) to the non-exclusive jurisdiction and venue (and waive any claim of forum nonconvenience and any objections as to laying of venue) of the United States District Court for the District of New Jersey, Newark division or (ii) if such court does not have subject matter jurisdiction, to the courts of the State of New Jersey located in Union County with appropriate subject matter jurisdictions in connection with any action, suit or proceeding arising out of or relating to this Agreement. The Parties further consent to the jurisdiction of any state court located within a district that encompasses assets of a Party against which a judgment has been rendered for the enforcement of such judgment or award against the assets of such Party. Each Party further waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such Party at such Party's address provided for purposes of notices under this Agreement, provided that service occurs upon actual receipt of the notice and that that no other applicable state or Federal rule of civil procedure regarding jurisdiction or service of process is waived or otherwise altered. In addition, each Party hereby waives its right to trial by jury.

20.3     Continued Performance.

         Except as otherwise directed by the other Party, each Party shall continue performing its obligations under this Agreement while a dispute is being resolved except (and then only) to the extent the issue in dispute precludes performance (dispute over payment shall not be deemed to preclude performance) and without limiting either Party's right to terminate this Agreement. In the event of a breach of this obligation by CSC (in addition to all other remedies and rights and without the same constituting an election of remedies), D&B shall be entitled to seek and obtain injunctive relief, without posting bond or proving damages, in addition to all other remedies. Nothing contained in this Section 20.3 shall be deemed to prevent a court from imposing substantive provisions or requirements, such as payment for services rendered.

20.4     Governing Law.

         This Agreement and performance under it shall be governed by and construed in accordance with the law of the State of New York without regard to any portion of its choice of law principles that might provide for application of a different jurisdiction's law. The Parties expressly intend to avail themselves of the benefits of Section 5-1401 of the New York General Obligations Law. The United Nations Convention on the International Sale of Goods shall not apply to this Agreement.

21.      Termination

21.1     Termination For Cause By D&B.

(a) D&B may terminate this Agreement, either in whole or by affected Service Tower (and, with respect to the Disaster Recovery Service Tower any Schedule provided in Exhibit A-4), if CSC:

(i) commits a material breach of this Agreement which is capable of being cured within thirty (30) days after notice of breach from D&B to CSC, and is not cured in such thirty (30) day period;

(ii) commits a material breach of this Agreement which is not capable of being cured within thirty (30) days after notice of breach from D&B to CSC but is capable of being cured within sixty (60) days after such notice and fails to (A) proceed promptly and diligently to correct the breach; (B) within thirty (30) days following such notice develop a complete plan for curing the breach; and
(C) cure the breach within sixty (60) days of such notice;

(iii) commits a material breach of this Agreement that is not subject to cure with due diligence within sixty (60) days after notice of breach from D&B to CSC; or

(iv) commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement which are not cured within thirty
(30) days notice from D&B (provided that only one such notice shall be required in any twelve (12) month period, D&B may terminate without notice or opportunity to cure for further breaches within such period).

(b) If D&B chooses to terminate this Agreement in part, the Charges payable under this Agreement shall be equitably reduced to reflect those services that are terminated.

(c) For the purposes of this Section 21.1 payment of monetary damages by CSC shall not be deemed to cure a material breach by CSC of its obligations under this Agreement.

21.2     Termination by CSC.

         If, and only if, D&B fails to pay CSC as set forth in Section 14.1 and fails to make such payment within thirty (30) days of written notice from CSC of the failure to make such payment, CSC may by giving written notice to D&B terminate this Agreement as of a date specified in the notice of termination which is at least thirty (30) days thereafter.

21.3     Termination for Convenience by D&B.

         D&B may terminate this Agreement, either in whole or by affected Service Tower, for convenience and without cause at any time by giving CSC at least six (6) months prior written notice designating the termination date. In such event, D&B shall be liable to pay CSC on the effective date of termination the applicable Termination for Convenience Charge specified in Schedule C, such payment not being a condition precedent to the termination. If a purported termination for cause by D&B is determined by a competent authority not to have been properly a termination for cause, then such termination by D&B shall be deemed to be a termination for convenience.

21.4     Termination for Change of Control by D&B.

(a) If (i) another entity not currently an Affiliate of D&B, directly or indirectly, in a single transaction or series of related transactions, acquires either Control of D&B or all or substantially all of the assets of D&B; or (ii) D&B is merged with or into another entity, then, at any time within nine (9) months after the last to occur of such events, D&B may terminate this Agreement by (A) giving CSC at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective; and (B) paying to CSC on the effective date of termination the applicable Termination for Change of Control Charge specified in Schedule C (such payment not being a condition precedent to the termination).

(b) If (i) another entity not currently an Affiliate of CSC, directly or indirectly, in a single transaction or series of related transactions, acquires either Control of CSC or all or substantially all of the assets of CSC; or (ii) CSC is merged with or into another entity, then, at any time within nine (9) months after the last to occur of such events, D&B may terminate this Agreement by (A) giving CSC at least ninety (90) days prior written notice and designating a date upon which such termination shall be effective; and (B) paying to CSC on the effective date of termination the applicable Termination for Change of Control Charge specified in Schedule C (such payment not being a condition precedent to the termination).

21.5     Termination Due To Force Majeure Event.

         This Agreement may also be terminated in whole or part following a Force Majeure Event as provided in Section 19.5(c).

21.6     Termination Due To CSC's Insolvency and Related Events.

         D&B may terminate this Agreement without liability if CSC (a) files any petition in bankruptcy; (b) has an involuntary petition in bankruptcy filed against it which is not challenged in twenty (20) days and dismissed within sixty (60) days; (c) becomes insolvent; (d) makes a general assignment for the benefit of creditors; (e) admits in writing its inability to pay its debts as they mature; or (f) has a receiver appointed for a substantial portion its assets and the receivership is not released within sixty (60) days.

21.7     Termination Due To Unwind.

         This Agreement shall terminate if either party has elected to Unwind prior to the Commencement Date as provided in Schedule M. In such event:

(a) D&B will reimburse CSC for any payments or commitments made after the Effective Date to unaffiliated third parties by CSC or its Affiliates in the ordinary course in anticipation of provision of the Services;

(b) Unless otherwise elected by CSC, D&B will assume any equipment leases entered into after the Effective Date by CSC or its Affiliates with unaffiliated third parties in the ordinary course in anticipation of provision of the Services;

(c) CSC will reconvey to D&B any then-existing Existing Owned Equipment, subject to any loss, damage, or destruction which may have occurred prior to such reconveyance in exchange for a full refund of the entire price set forth in the Bill of Sale. The reconveyance shall be AS-IS and subject to the warranty disclaimer set forth in Section 16.10.

(d) Except as set forth herein or in any agreements executed pursuant hereto each Party shall bear its own expenses in connection with a termination resulting from an Unwind and neither party shall have any further liability to the other under this Agreement.


21.8     Extension of Termination Effective Date.

         Except with respect to a termination due to an election by either Party to Unwind, D&B may extend the effective date of termination/expiration a maximum of three (3) times as it elects in its discretion, provided that the total of all such extensions shall not exceed one hundred eighty (180) days following the effective date of termination/expiration in place immediately prior to the initial extension under this Section, on terms and conditions (including Charges) then in effect. For any notice or notices of such extensions provided to CSC within thirty (30) days of the then-scheduled date of termination/expiration, D&B shall also reimburse CSC for additional Out-of-Pocket Expenses caused by such notices.

21.9     Termination/Expiration Assistance.

(a) Except with respect to a termination due to an election by either Party to Unwind, commencing six (6) months prior to expiration of this Agreement or on such earlier date as D&B may request, or commencing upon a notice of non-renewal or termination (including notice based upon default by D&B) of this Agreement or of termination of any Former Affiliate Services or of one or more Service `towers', and continuing through the effective date of expiration or, if applicable, of termination of this Agreement (as such effective date may be extended under this Agreement or as such period is extended pursuant to Section 21.8(b), CSC shall provide to D&B, or at D&B's request to D&B's designee, the reasonable termination/expiration assistance requested by D&B to allow the Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the Services to D&B or its designee (including a competitor of CSC) ( Termination/Expiration Assistance ). Termination/Expiration Assistance shall include the following:

(i) D&B or its designee shall be permitted to undertake, without interference from CSC (other than standard internal postings of opportunities within CSC), to hire any CSC employee primarily performing the Services as of the date of notice of termination, or, in the case of expiration, within the six (6) month period (or longer period requested by D&B) prior to expiration. However, within thirty
(30) days prior to expiration, CSC shall be permitted to propose alternative positions within CSC to its current employees. CSC shall waive its rights, if any, under contracts with CSC employees performing the Services restricting the ability of such personnel to be recruited or hired by D&B or D&B's designee. D&B or its designee shall have reasonable access to such personnel for interviews and recruitment. If CSC is unable to obtain compliance with this provision from its subcontractors, CSC shall so notify D&B and D&B may elect to approve the subcontractor without requiring compliance with this provision, or may reject the subcontractor;

(ii) except where the Parties have agreed otherwise in writing with respect to a specific circumstance:

(A) CSC shall provide D&B will all licenses, sublicenses, and other rights to use any Software to which D&B is entitled under this Agreement;

(B) at D&B's request, CSC shall (1) obtain any Required Consents pursuant to
Section 6.7 from third parties and thereafter assign to D&B or its designee leases for some or all of the Equipment that was necessary as of the date of termination/expiration of this Agreement primarily for providing the Services, and D&B shall assume the obligations under such leases that relate to periods after such date; and (3) sell to D&B or its designee, at CSC's then current book value, taking into account any adjustments based on amounts paid or payable as Termination Charges, some or all of the Equipment owned by CSC that, as of the date of termination/expiration of this Agreement, was primarily used for providing the Services. CSC shall also provide all user and other documentation relevant to such Equipment which is in CSC's possession. D&B shall assume responsibility under any maintenance agreements for such Equipment to the extent such responsibilities relate to periods after the date of termination/expiration of this Agreement; and

(C) CSC shall obtain any necessary rights and thereafter make available to D&B or its designee, pursuant to reasonable terms and conditions, any third-party services then being utilized by CSC in the performance of the Services including services being provided through third-party service or maintenance contracts on Equipment and Software. To the extent CSC has prepaid for third party services, the benefit of which shall be received by D&B after the effective date of termination or expiration of this Agreement, D&B shall reimburse CSC for the portion of prepayment amount attributable to D&B after such date. CSC shall be entitled to retain the right to utilize any such third-party services in connection with the performance of services for any other CSC customer; and

(iii) CSC shall provide capacity planning, consulting services, facilities planning, telecommunications planning, Software configuration, reviewing all system Software with a new service provider, generating machine readable/listings of source code, uploading production databases, providing parallel processing, providing application software maintenance and support, providing testing services, and providing Equipment where practical; provided that such services are provided by the then assigned CSC Personnel and to the extent that so doing does not adversely affect the ability of CSC to provide the Services at the Performance Standards. If D&B requires CSC to provide services that shall result in an adverse affect to the Performance Standards, CSC shall so notify D&B. If D&B still requires CSC to provide such services, CSC shall be excused from performing at the required Performance Standards for the affected Services to the extent caused by such services. Following the Term such services shall be provided at the rates specified in Schedule C.

(b) For twelve (12) months following the effective date of termination or expiration of this Agreement, or of any Former Affiliate Service or individual Service `tower', at D&B's request CSC shall continue to provide Termination/Expiration Assistance. Actions by CSC under this Section shall be subject to the other provisions of this Agreement. Charges for such activities by CSC shall be at the T&M Rates, or other rates, as specified in Schedule C, as applicable.

(c) As reasonably requested by D&B, CSC shall provide Termination/Expiration Assistance for any Services that D&B reduces or terminates, or otherwise withdrawals from CSC's scope, under this Agreement.

(d) If CSC has incorporated D&B's network into a CSC proprietary telecommunications network, or has incorporated proprietary Software, Equipment or other materials into D&B's network, then, at D&B's request, CSC will provide up to two (2) years continued network services at the then current contract rates for such service. This will permit D&B to establish its own network or transfer to another vendor's network in an orderly manner.

21.10    Bid Assistance.

         In the process of evaluating whether to undertake or allow termination/ expiration or renewal of this Agreement, D&B may consider obtaining, or determine to obtain, offers for performance of services similar to the Services following termination/ expiration of this Agreement. As and when reasonably requested by D&B for use in such a process, CSC shall provide to D&B such information and other cooperation regarding performance of the Services as would be reasonably necessary for a third party to prepare an informed, non-qualified offer for such services, and for a third party not to be disadvantaged compared to CSC if CSC were to be invited by D&B to submit a proposal. The types of information and level of cooperation to be provided by CSC shall be no less than those initially provided by D&B to CSC prior to commencement of this Agreement. CSC's support in this respect shall include providing information regarding Equipment, Software, staffing and other matters that CSC would otherwise provide as part of Termination/Expiration Assistance. CSC shall provide such support at no additional charge to the extent such support can be provided by CSC personnel without materially affecting CSC's ability to meet the Performance Standards. Any additional assistance shall be provided on a time and materials basis.

21.11    Equitable Remedies.

         CSC acknowledges that, if it breaches (or attempts or threatens to breach) its obligation to provide Termination/Expiration Assistance, D&B shall be irreparably harmed. In such a circumstance, D&B may proceed directly to court. If a court of competent jurisdiction should find that CSC has breached (or attempted or threatened to breach) any such obligations, CSC agrees that, without any additional findings of irreparable injury or other procedural requirements for injunctive relief (including the posting of bond), it shall not oppose the entry of an appropriate order compelling performance by CSC and restraining it from any further breaches (or attempted or threatened breaches). Nothing contained in this Section 21.10 shall be deemed to prevent a court from imposing substantive provisions or requirements, such as requiring payment for services rendered.

22.      Compliance with Laws

22.1     Compliance with Laws and Regulations Generally.

(a) Each Party shall perform its obligations in a manner that complies with all applicable national, federal, state, local laws, regulations, ordinances and codes (including identifying and procuring required permits, certificates, approvals and inspections). If a charge occurs of non-compliance of a Party with any such laws, regulations, ordinances, or codes, the Party so charged shall promptly notify the other Party of such charges in writing.

(b) To the extent that (i) D&B is not in compliance with a law, regulation, ordinance, or code existing as of the Commencement Date, or (ii) a new or changed law, regulation, ordinance, or code that applies specifically to the business in which D&B is engaged (e.g., providing credit reporting and business information for credit, marketing and purchasing decisions) and does not apply to businesses generally, becomes effective after the Effective Date, any effort necessary to bring the in-scope Equipment and facilities used by D&B immediately prior to the Commencement Date into compliance with the law, regulation, ordinance or code shall be performed as a Project and CSC's Charges shall be equitably adjusted to reflect any ongoing increase in the cost of such compliance. Such equitable adjustments shall take into account any cost recovered from CSC's other customers under similar circumstances. For the avoidance of doubt, compliance with any other new or changed law, regulation, ordinance, or code shall be included in the Services and shall not be separately chargeable to D&B.

22.2     Equal Employment Opportunity.

         CSC represents that it is, and during the Term shall remain, an equal opportunity employer. CSC certifies that CSC does not, and shall not, discriminate against its employees or applicants for employment on any legally impermissible basis and is and shall remain in compliance with all applicable national, federal, state, local laws, and regulations prohibiting discrimination. CSC certifies in accordance with 41 CFR Chapter 60-1.8 that its facilities are not segregated and that CSC complies with the Equal Opportunity Clause (41 CFR ss.60-1.4), the Affirmative Action Clause for Handicapped Workers (41 CFR ss.60-250.4), and the Affirmative Action Clause for Disabled Veterans and Veterans of the Vietnam Era (41 CFR ss.60-741.4), which are incorporated in this Agreement by reference.

22.3     Occupational Safety And Health Act.

         All work performed under this Agreement shall fully comply with the provisions of the Federal Occupational Safety and Health Act of 1970 and with any rules and regulations promulgated pursuant to the Act and any similar state or local laws.

22.4     Gramm-Leach-Bliley Act and Similar Laws.

         As of the Effective Date, CSC shall comply with all applicable national, federal, state or local laws, and rules and regulations of regulatory agencies, protecting the confidential material and privacy rights of D&B, its Affiliates, and/or their customers and consumers, including Title V of the Gramm-Leach-Bliley Act, 15 USC ss.6801 et. seq. and the Economic Espionage Act, 18 USC ss.1831 et. seq. D&B has executed a `safe harbor' agreement with the United States Department of Commerce under the European Data Privacy Directive. If during the Term such agreement expires, is terminated, or (other than to due to CSC's failure to comply with the requirements of Article 15 and Section 22.1) becomes non-compliant with applicable law during the Term, and, if directed by D&B, CSC incurs additional costs which are not covered by the charges for additional Resource Units or as a Project then the Charges shall be equitably adjusted to reflect any incremental costs incurred by CSC in taking actions necessary to continue providing the Services and maintain compliance with the directive.

22.5     Hazardous Products or Components.

         CSC agrees to notify D&B in writing and to supply an appropriate and complete Material Safety Data Sheet to the D&B Contract Executive as well as to the ship-to point, if any material to be brought onto D&B's premises is toxic or hazardous under any federal, state or local law or if the material is capable of constituting a hazard. CSC shall be responsible to ensure that all materials display all reasonable notices and warnings of foreseeable hazards. If the material is classified under the requirements of the OSHA Hazard Communication Standard, 29 CFR ss.1910.1200, the name and address of the chemical manufacturer or importer or other responsible parties must be marked on the label. Appropriate hazard warnings specifying target organs must be on the label. If any materials or containers would be or could be classified as hazardous or otherwise regulated waste at the end of its useful life, CSC shall advise D&B in writing and provide D&B with proper disposal instructions, although unless otherwise provided herein, CSC shall be responsible for the disposal thereof in compliance with all applicable laws and regulations.

22.6     Fair Labor Standards Act.

         CSC certifies to D&B that in the performance of this Agreement (a) it shall comply with all applicable provisions of Section 6, 7, and 12 of the Fair Labor Standards Act, 29 USC ss.ss. 201 - 219, as amended, and upon D&B's request CSC shall provide any necessary certificates of compliance and (b) that there shall be no violations by CSC of the `hot goods' or `hot cargo' provisions of such Act.

22.7     Liens.

(a) CSC hereby waives and forever releases D&B and its Affiliates and their real and personal property (whether owned or leased) from any past, present, or future lien notices, lien claims, liens, encumbrances, security interests, or other lien rights of any kind based, in whole or in part, on any Services provided under this Agreement. CSC shall obtain and provide to D&B similar waivers from all of CSC's subcontractors and suppliers. Nothing in this Section
22.7 shall apply to, or in any way be deemed to encumber, any of the rights CSC and its subcontractors have in their own tangible personal and intellectual property, nor act as a release of the underlying debt, if any.

(b) CSC shall indemnify and hold D&B and its affiliates harmless from and against all liabilities, losses, damages, judgments, penalties, fees, costs, or expenses (including reasonable attorney's fees) due to any and all lien notices, lien claims, liens, encumbrances, security interests, or other lien rights of any kind filed by any of CSC's subcontractors or suppliers, or by subcontractors or suppliers of CSC's subcontractors, which in whole or in part, are based on any work, Services, material, or equipment to be provided hereunder.

(c) If any lien claims or liens are filed against D&B or its Affiliates or its or their real or personal property (whether owned or leased) by any of CSC's subcontractors or suppliers at any tier, which are based on any work, Services, materials, or equipment provided or to be provided hereunder, then at no cost or expense to D&B, CSC shall promptly (and in any event within ten (10) days of becoming aware thereof) either pay the claimant and obtain a discharge of lien claim from the claimant or cause the lien claim to be discharged by filing a surety bond or making a deposit of funds as required by law, and take all other actions which may be necessary to resolve and discharge as of record any lien claims or liens. If CSC fails to take such actions in a timely manner, without waiving the breach D&B may do so without notice to CSC and CSC shall be responsible for all costs (including attorney's fees) incurred by D&B in connection therewith.

(d) At least ten (10) days prior to the performance of any work at D&B or its Affiliates' premises, CSC shall provide D&B with an accurate and full list of the names and addresses of each potential lien claimant. CSC shall be under a continuing obligation to promptly update this list as necessary so as to maintain its accuracy and completeness. In those jurisdictions where it is possible to avoid the imposition of liens by the posting or filing of notices, CSC shall promptly post and/or file such notices.

23.      General

23.1     Binding Nature and Assignment.

         This Agreement shall be binding on the Parties and their respective successors and assigns. Neither Party may, or shall have the power to, assign this Agreement without the prior written consent of the other, except that D&B may assign its rights and obligations under this Agreement without the approval of CSC to: (a) an entity which acquires all or substantially all of the assets of D&B's line of business to which the Services relate; (b) to any Affiliate; or
(c) to the successor in a merger or acquisition of D&B; provided that (i) the assignee assumes the obligations set forth in this Agreement; (ii) in no event shall such assignment relieve D&B of its obligations under this Agreement; and
(iii) D&B may not make a partial assignment of this Agreement. Subject to the foregoing, any assignment by operation of law, order of any court, or pursuant to any plan of merger, consolidation or liquidation, shall be deemed an assignment for which prior consent is required and any assignment made without any such consent shall be void and of no effect as between the Parties. 23.2 Mutually Negotiated.

         Each Party acknowledges that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the Parties and represent the Parties' agreement based upon the level of risk to D&B and CSC associated with their respective obligations under this Agreement and the payments to be made to CSC and credits to be issued to D&B pursuant to this Agreement. The Parties agree that the terms and conditions of this Agreement (including any perceived ambiguity in this Agreement) shall not be construed in favor of or against any Party by reason of the extent to which any Party or its professional advisors participated in the preparation of the original or any further drafts of this Agreement as each Party has been represented by counsel in its negotiation of this agreement and it represents their mutual efforts.

23.3     Notices.

         All notices, requests, demands and determinations under this Agreement (other than routine operational communications), shall be in writing and shall be deemed duly given: (a) when delivered by hand, (b) on the designated day of delivery after being timely given to an express overnight courier with a reliable system for tracking delivery, (c) when sent by confirmed facsimile or electronic mail with a copy sent by another means specified in this Section 23.3, or (d) six (6) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested and postage prepaid, and addressed as follows:

In the case of D&B:                                             with copies to:
until the D&B Corporate offices move to Short Hills,            until the D&B Corporate offices move to Short Hills,
New Jersey, to:                                                 New Jersey to:

Chief Information Officer                                       General Counsel
Dun & Bradstreet, Inc.                                          Dun & Bradstreet, Inc.
One Diamond Hill Road                                           One Diamond Hill Road
Murray Hill, New Jersey  07974                                  Murray Hill, New Jersey  07974

after the D&B Corporate offices move to Short Hills,            after the D&B Corporate offices move to Short Hills,
New Jersey, to:                                                 New Jersey, to:

Chief Information Officer                                       General Counsel
Dun & Bradstreet, Inc.                                          Dun & Bradstreet, Inc.
103 JFK Parkway                                                 103 JFK Parkway
Short Hills, New Jersey  07078                                  Short Hills, New Jersey  07078

                                                                And, in the case
                                                                of notices of
                                                                renewal,
                                                                default, or
                                                                termination, to:

                                                                ShawPittman LLP
                                                                2300  N  Street
                                                                Washington, DC  20037
                                                                Attention: James L. Alberg, Esq.

In the case of CSC to:                                          with copies to:

Mr. Jim Cook                                                    Hayward D. Fisk, Esq.
President, Financial Services Group                             Vice President and General Counsel
Computer Sciences Corporation                                   Computer Sciences Corporation
3170 Fairview Park Drive                                        2100 East Grand Avenue
Fairfax, Virginia  22042                                        El Segundo, California  90245

A Party may from time to time change its address or designee for notification purposes by giving the other prior written notice of the new address or designee and the date upon which it will become effective. Because facsimile numbers and email addresses may change over time and facsimile transmissions and emails may not be treated with the same degree of seriousness as more formal communications, notices given by facsimile or email shall only be deemed effective if responded to by the intended recipient (or his or her successor).

23.4     Counterparts.

         This Agreement may be executed in several counterparts, all of which taken together shall constitute but one single agreement between the Parties.

23.5     Headings.

         The section headings and the table of contents used in this Agreement are for reference and convenience only and shall not enter into the interpretation of this Agreement.

23.6     Relationship of Parties.

         CSC, in furnishing the Services, is acting as an independent contractor, and CSC has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed by CSC under this Agreement. No contract of agency and no joint venture is intended to be created hereby. CSC is not an agent of D&B and has no authority to represent D&B as to any matters, except as expressly authorized in this Agreement. None of CSC's employees shall be deemed employees of D&B and CSC shall be responsible for reporting and payment of all wages, unemployment, social security and other payroll taxes, including contributions from them when required by law. Neither Party shall have actual, potential or any other control over the other Party or its employees.

23.7     Severability.

         If any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a competent authority, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law. The remainder of this Agreement shall remain in full force and effect.

23.8     Consents and Approvals.

         Where approval, acceptance, consent or similar action by either Party is required under this Agreement, such action shall not be unreasonably delayed or, except where expressly provided as being in the discretion of a Party, withheld. Each Party shall, at the request of the other Party, perform those actions, including executing additional documents and instruments, reasonably necessary to give full effect to the terms of this Agreement.

23.9     Waiver of Default.

         A delay or omission by either Party in any one or more instances to exercise any right or power under this Agreement shall not be construed to be a waiver thereof. A waiver by either of the Parties of any of the covenants to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant herein contained.

23.10    Cumulative Remedies.

         Except as otherwise expressly provided in this Agreement, including without limitation the Liability Restrictions set forth in Section 19.2, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either Party at law or in equity.

23.11    Survival.

         Any provision of this Agreement which contemplates performance or observance subsequent to termination or expiration of this Agreement shall survive termination or expiration of this Agreement and continue in full force and effect.

23.12    Public Disclosures.

         All media releases, public announcements and public disclosures by either Party relating to this Agreement or the subject matter of this Agreement, including promotional or marketing material, but not including announcements intended solely for internal distribution or disclosures to the extent required to meet legal or regulatory requirements beyond the reasonable control of the disclosing Party, shall be coordinated with and approved by the other Party prior to release.

23.13    Service Marks.

         A Party shall not, without the other Party's prior written consent, which may be withheld in the other Party's sole discretion, use the name, service marks or trademarks of the other Party's consent.

23.14    Third Party Beneficiaries.

         Except for rights created under the indemnity section of this Agreement, this Agreement is entered into solely between, and may be enforced only by, D&B and CSC, and this Agreement shall not be deemed to create any rights in third parties, including suppliers and customers of a Party, or to create any obligations of a Party to any such third parties.

23.15    Nonsolicitation of Employees.

         Subject to D&B's right to recruit CSC Personnel when transitioning Services from CSC to a third party or back in-house, from the Effective Date until six (6) months after completion of its obligations under this Agreement a Party shall not directly or indirectly solicit or seek to procure (other than by general advertising), without the prior written consent of the other Party, (a) in the case of D&B, the employment of CSC's employees engaged in the provision of the Services during the period they are so engaged and for six (6) months thereafter; and (b) in the case of CSC, D&B's employees engaged in the provision of its information systems during the period they are so engaged and for six (6) months thereafter.

23.16    Covenant of Good Faith.

         Each Party in its respective dealings with the other Party under or in connection with this Agreement, shall act reasonably, except to the extent otherwise provided in Section 23.8, and in good faith.

23.17    Entire Agreement; Amendment.

         This Agreement, including any Schedules referred to in this Agreement and attached to this Agreement, each of which is incorporated in this Agreement for all purposes, constitutes the entire agreement between the Parties with respect to the subject matter contained in this Agreement and supersedes all prior agreements, whether written or oral, with respect to such subject matter. Neither the course of dealings between the Parties nor trade practices shall act to modify, vary, supplement, explain or amend this Agreement. If either Party issues any purchase order, terms or conditions, or other form, it shall be deemed solely for the administrative convenience of that Party and not binding on the other Party, even if acknowledged or acted upon. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the Party against which such change, waiver or discharge is sought to be enforced. There are no promises, representations, warrantees, or other commitments relied upon by either Party which are not expressly set forth in this Agreement.



         IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by its duly authorized officer, all as of the Effective Date.

Computer Sciences Corporation                   Dun & Bradstreet, Inc.


By: /s/ Clay K. Hamby                          By: /s/ Cynthia R. Hamburger
    -----------------                                  ------------------------
        Clay K. Hamby                                  Cynthia R. Hamburger
        Vice President                                 Senior Vice President &
                                                       Chief Technology Officer